UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Rapid7, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 24, 2025
To our stockholders:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. to be held virtually on Wednesday, June 11, 2025 at 11:30 a.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RPD2025 and entering your control number (included on the notice regarding availability of proxy materials mailed to you).
Details regarding the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2024 Annual Report. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials online increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online by following the instructions on the notice you received, or, if you receive a paper copy of our proxy materials by mail, by completing and returning the proxy card or voting instruction card mailed to you. Please review the instructions for each of your voting options described in this proxy statement as well as in the notice you received in the mail carefully.
Thank you for your ongoing support of and continued interest in Rapid7. We look forward to seeing you at the Annual Meeting.
Sincerely,

Corey Thomas
Chief Executive Officer and Chairman of the Board of Directors

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including, but not limited to, statements regarding our sustainability initiatives and strategy, business plans and focus, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2024 Annual Report on Form 10-K.
i

RAPID7, INC.
120 Causeway Street
Boston, Massachusetts 02114
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2025
To the Stockholders of Rapid7, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc., a Delaware corporation (the “Company”) will be held virtually on Wednesday, June 11, 2025 at 11:30 a.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RPD2025. The purpose of the Annual Meeting will be the following:
1.	To elect the eleven (11) nominees for director named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2026 Annual Meeting of Stockholders.
2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.
4.	To indicate, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.
5.	To conduct any other business properly brought before the Annual Meeting (including adjournments, continuations and postponements thereof).
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 17, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,

Peter Kaes
General Counsel and Corporate Secretary
Boston, Massachusetts
April 24, 2025
Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote during the live webcast if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may vote online or as is otherwise provided in the Notice you receive from your broker, bank, or other nominee.

RAPID7, INC.
120 Causeway Street
Boston, Massachusetts 02114
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Rapid7, Inc. (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Rapid7, Inc. (the “Company”), including at any adjournments or postponements thereof, to be held on Wednesday, June 11, 2025 at 11:30 a.m., Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/RPD2025. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), are first being distributed and made available on or about April 24, 2025.
As used in this Proxy Statement, references to “we,” “us,” “our,” “Rapid7” and the “Company” refer to Rapid7, Inc. and our consolidated subsidiaries. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and our 2024 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting of Stockholders, this Proxy Statement and our 2024 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 24, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2024 Annual Report will be made available to stockholders on the Internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 17, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 64,239,870 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on April 17, 2025, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 17, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote:
•	Proposal 1: Election of eleven (11) directors to hold office until the 2026 Annual Meeting of Stockholders;
•	Proposal 2: Ratification of selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•	Proposal 3: Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules; and
•	Proposal 4: Advisory indication of the preferred frequency of future stockholder advisory votes on the compensation of our named executive officers.
You may either vote “FOR” all the proposed nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on those matters in accordance with their best judgment.
How do I virtually attend the Annual Meeting?
The Annual Meeting will start at 11:30 a.m., Eastern Time, on June 11, 2025 and will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform.
Stockholders of record as of April 17, 2025 will be able to attend and participate in the Annual Meeting by accessing www.virtualshareholdermeeting.com/RPD2025. You may log into the virtual meeting starting at 11:15 a.m, Eastern Time on the day of the meeting. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your notice of availability and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the Annual Meeting. Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/RPD2025. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

How do I vote and what are the deadlines?
If you are the stockholder of record of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., and not in the name of a bank, brokerage firm or other nominee, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting as follows:
•
By internet prior to the Annual Meeting. You may transmit your proxy and vote via the internet by following the instructions provided in the Notice and on the proxy card. You will need to have your Notice or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com. Proxies submitted via the internet must be received by 11:59 p.m., Eastern Time, on June 10, 2025, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

•
By telephone prior to the Annual Meeting. You may transmit your proxy and vote over the phone by following the instructions provided on the proxy card. You will need to have your proxy card in hand when you call. Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2025, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

•
By mail prior to the Annual Meeting. If you requested printed copies of proxy materials, you can vote by mail by marking, signing, and dating the proxy card and then mailing the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the internet or by telephone. Proxies submitted by mail must be received by Broadridge Financial Solutions, Inc. no later than June 10, 2025, the day before the Annual Meeting, for the proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the Board.

•
Online during the Annual Meeting. You may vote your shares during the Annual Meeting by going to www.virtualshareholdermeeting.com/RPD2025 and following the instructions on the website for submitting your vote. You will need the 16-digit control number included on your Notice. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

Stockholders of record and beneficial owners who duly registered to attend the Annual Meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website above.
If you have technical difficulties or trouble accessing the virtual meeting at any time after online access commences at 11:15 a.m., Eastern Time, on the date of the Annual Meeting, please access the support link provided on the meeting website.
Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/RPD2025 as described above and typing your question in the box in the Annual Meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by telephone, through the Internet, by requesting and returning a printed proxy card or by submitting a ballot at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the eleven nominees for director, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, “FOR” the advisory approval of named executive officer compensation and for “1 YEAR” as the preferred frequency of advisory votes to approve named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Rapid7, Inc., 120 Causeway Street, Suite 400, Boston, Massachusetts 02114.
•
You may attend the Annual Meeting and vote as described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, you must submit your proposal, in writing, by December 24, 2025, to our Corporate Secretary c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts, 02114, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Pursuant to our amended and restated bylaws (the “Bylaws”), if you wish to bring a proposal before the stockholders or nominate a director at the 2026 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 13, 2026 nor earlier than the close of business on February 11, 2026. However, if our 2026 Annual Meeting of Stockholders is not held between May 12, 2026 and July 13, 2026, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What are “broker non-votes”?
If you are the beneficial owner of shares held in “street name,” your shares may constitute “broker non-votes.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other securities intermediary holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other securities intermediary can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules of NYSE, which generally apply to all brokers, bank or other securities intermediaries, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal 2 is considered a “routine” matter for this purpose and brokers, banks or other securities intermediaries generally have discretionary voting power with respect to such proposal. Proposals 1, 3 and 4 are not considered routine matters, and without your instructions, your broker cannot vote your shares for those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and with respect to Proposals 2 and 3, votes “FOR,” “AGAINST” and abstentions and, if applicable, broker non-votes; and with respect to Proposal 4 regarding frequency of future stockholder advisory votes to approve the compensation of our named executive officers, votes for frequencies of “1 YEAR,” “2 YEARS” or “3 YEARS,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1). Abstentions will have the same effect as “AGAINST” votes on Proposals 2, 3 and 4, and will have no effect on Proposal 1. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors
Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. The nominees receiving the most “FOR” votes will be elected as directors; withheld votes will have no effect.
			No effect	No effect
2	Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2025.	“FOR” votes from the holders of a majority of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on this proposal.	Against	Likely not applicable(1)
3	Advisory Approval of the Compensation of our Named Executive Officers	“FOR” votes from the holders of a majority of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on this proposal.	Against	No effect
4	Advisory Vote on the Frequency of Future Stockholder Advisory Votes on Named Executive Officer Compensation	The frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote on this proposal.	Against	No effect

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person, by remote communication or represented by proxy. On the record date, there were 64,239,870 shares outstanding and entitled to vote. Thus, the holders of 32,119,935 shares must be present in person, by remote communication or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
In accordance with our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and Bylaws, as amended, each director elected at each annual meeting of stockholders will hold office for a term of one year, expiring at the next annual meeting of stockholders and until his or her respective successor is duly elected and qualified, unless he or she dies, resigns, retires or is removed from office prior to such time.
The Board presently has eleven members, each of whose term of office expires in 2025. Our Board has nominated Mses. Bruner and Sondhi, and Messrs. Berry, Brown, Holzman, Nye, Schodorf and Thomas for re-election and Messrs. Burns, Galligan and Mohamed for election at the Annual Meeting, and if elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees for election at the Annual Meeting was recommended for election by the Nominating and Corporate Governance Committee and is currently serving as a director of the Company.
Pursuant to a cooperation agreement, dated as of March 21, 2025, by and between Rapid7, Inc. and JANA Partners Management, LP (the “Cooperation Agreement”), we agreed to appoint Mr. Burns and Mr. Mohamed to our Board, effective no later than April 15, 2025, and to appoint Mr. Galligan to our Board promptly upon written request from JANA Partners Management, LP, effective no later than May 23, 2025. Mr. Burns and Mr. Mohamed were appointed to our Board on April 15, 2025 with Mr. Burns having been appointed to the Audit Committee as of the same date. Mr. Galligan was appointed to our Board and the Compensation Committee on April 22, 2025.
It is our policy to invite directors and nominees for director to attend the Annual Meeting. Two of our directors serving at the time of our 2024 Annual Meeting of Stockholders attended that meeting.
Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the eleven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following table sets forth the names and ages as of April 24, 2025, and certain other information for each of the nominees to be elected.

Name	Age	Director Since	Expiration of Term For Which Nominated	Committee Membership
				AC	CC	NCGC
Michael Berry	62	2012	2026	C
Marc Brown	60	2016	2026		•
Judy Bruner	66	2016	2026	•
Michael Burns	59	2025	2026	•
Kevin Galligan	41	2025	2026		•
Benjamin Holzman	50	2008	2026			C
Wael Mohamed	57	2025	2026
J. Benjamin Nye(1)	59	2008	2026		C
Tom Schodorf	67	2016	2026		•
Reeny Sondhi	52	2020	2026	•		•
Corey Thomas(2)	49	2012	2026

(1)	Lead Independent Director • – Member C – Chair
(2)	Chairman of the Board
AC - Audit Committee
CC - Compensation Committee
NCGC - Nominating and Corporate Governance Committee

Our Board believes that directors who provide a significant breadth of experience, knowledge, and abilities in areas relevant to our business, while also representing a diversity of backgrounds, contribute to a well-balanced and effective Board. The following charts demonstrate our Board’s commitment to Board refreshment and independent perspectives in the boardroom.

Age	Tenure	Independence

Director Nominees
Michael Berry has served as a member of our Board since November 2012. Mr. Berry most recently served as Executive Vice President and Chief Financial Officer for NetApp, Inc., a position he held from March 2020 to March 2025. From February 2017 to March 2020, he served as Executive Vice President and Chief Financial Officer for McAfee LLC. He previously served on the board of directors of Certinia (formerly known as FinancialForce.com, Inc.), a cloud-based applications company, and as chair of its audit committee. Mr. Berry received a B.A. in finance from Augsburg College and an M.B.A. in finance from the University of St. Thomas. Our Board believes that Mr. Berry’s financial expertise and experience in the software and technology industries qualify him to serve on our Board.
Marc Brown has served as a member of our Board since July 2016. In October 2020, Mr. Brown was named as the Global Head of EQT AB's Growth Equity Fund. Previously, from January 2000 to October 2020, Mr. Brown was employed by Microsoft Corporation, where he most recently served as the Corporate Vice President, Corporate Development, Global Head of M&A and Strategic Investments. Mr. Brown also previously served as a director of Datto Holding Corp., a publicly traded software company offering IT solutions for managed service providers, and as a member of its audit and mergers and acquisitions committee. He received an A.B. from Colgate University, an M.B.A. from the New York University – Leonard N. Stern School of Business and a J.D. from Georgetown University Law Center. Our Board believes that Mr. Brown’s extensive experience with corporate strategy, development and M&A activities in the software and technology industry qualifies him to serve on our Board.
Judy Bruner has served as a member of our Board since October 2016. Ms. Bruner most recently served as the Executive Vice President, Administration and Chief Financial Officer of SanDisk Corp, a supplier of flash storage products, from June 2004 until May 2016, when SanDisk was acquired by Western Digital. Ms. Bruner currently serves on the board of directors of Applied Materials, Inc., a publicly traded semiconductor equipment manufacturer and as chair of its audit committee. Ms. Bruner also serves on the board of directors of Seagate Technology plc, a publicly traded provider of storage solutions, and as a member of its audit and finance committee and as chair of its nominating and governance committee. Ms. Bruner also serves on the board of directors of Qorvo, Inc., a publicly traded manufacturer of radio frequency solutions, and as the chair of its audit committee and a member of its nominating and governance committee. Ms. Bruner previously served on the board of directors of Brocade Communications Systems, Inc., a publicly traded data and storage networking products company, from January 2009 to November 2017 and served as chair of its audit committee. She also previously served on the board of directors of Varian Medical Systems, Inc., a publicly traded manufacturer of medical devices and software, from August 2016 to April 2021 and as chair of its audit committee and a member of its ethics and compliance committee. Ms. Bruner received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of Santa Clara. Our Board believes that Ms. Bruner’s financial and business expertise, including her experience in financial management with a range of technology companies qualifies her to serve on our Board.
Michael Burns has served as a member of our Board since April 2025. Mr. Burns most recently served as Chief Financial Officer of lmperva, a publicly traded cybersecurity company, from 2018 until 2019 when lmperva was acquired by Thomas Bravo. Mr. Burns previously served as Chief Financial Officer of Gigamon, a publicly traded network visibility company, and Chief Financial Officer of Volterra Semiconductor, a publicly traded semiconductor company. Earlier in his career, Mr. Burns held senior finance roles at Intel Corporation. Mr. Burns received a B.A. in economics and an M.S. in industrial engineering from Stanford University, and an M.B.A. from the University of California at Berkeley Haas School of Business. Our Board believes that Mr. Burns’ financial expertise and experience in the cybersecurity and technology industries qualify him to serve on our Board.
Kevin Galligan has served as a member of our Board since April 2025. Since 2011, Mr. Galligan has served as a Partner and Director of Research at JANA Partners Management, LP, a strategic investment firm specializing in enhancing stockholder value through active stockholder engagement. Previously, Mr. Galligan was a Principal from 2010 to 2011 and an Associate from 2007 to 2010 in the North American Private Equity group at Kohlberg Kravis Roberts & Company, an alternative investment management company. Prior to that, he worked in the Mergers & Acquisitions Advisory Division of the Blackstone Group, an alternative investment management company, from 2005 to 2007. Mr. Galligan was previously a member of the board of directors of New Relic (formerly NYSE: NEWR), a software analytics company, from 2022 until its sale to Francisco Partners and TPG in 2023. Mr. Galligan received a B.A. in economics from Columbia University. Our Board believes that Mr. Galligan’s financial and business expertise qualifies him to serve on our Board.
Benjamin Holzman has served as a member of our Board since August 2008. Mr. Holzman currently serves as a partner at Venture Guides, an early stage investment firm, where he also serves as a member of the compensation committee. Mr. Holzman has previously served in other executive capacities, including as the Chief Financial Officer for Artemis Health Inc. from 2019 to 2021 and the Chief Operating Officer for MX Technologies, Inc. from 2018 to 2019. His experience includes being an investor in venture capital and growth equity while serving as a Managing Director at Bain Capital Venture Partners, LLC, where he served on the boards of several technology companies. Mr. Holzman received a B.S.E. in biomedical and electrical engineering from Duke University and an M.B.A. from the MIT Sloan School of Management. Our Board believes that Mr. Holzman’s extensive experience with a wide range of technology companies qualifies him to serve on our Board.
Wael Mohamed has served as a member of our Board since April 2025. Mr. Mohamed is the Founder, Managing General Partner and board member for Global Forward Capital Management PTE. LTD., a multi-stage investment firm founded in 2017. Mr. Mohamed formerly served as Operating Partner at Advent International, Chief Executive Officer at Forescout Technologies, Chairman of the Board for Cysiv, and President, Chief Operating Officer and board member for Trend Micro Group from 2015 to 2020, which is headquartered in Japan, publicly traded on the Tokyo Stock Exchange and a member of the Nikkei 225. Mr. Mohamed holds a bachelor’s degree in computer science from Dalhousie University and an Executive Corporate Director Certificate from Harvard Business School, and completed the Executive Program at Queen’s Graduate School of Business and the MIT Sloan + CSAIL: Artificial Intelligence: Implications for Business Strategy program at the Massachusetts Institute of Technology. Our Board believes that Mr. Mohamed’s business and technological expertise qualifies him to serve on our Board.
J. Benjamin Nye has served as a member of our Board since August 2008 and as our lead independent director since February 2019. Mr. Nye is a partner at Venture Guides, an early stage investment firm. Mr. Nye is a Senior Advisor of the technology and infrastructure investing efforts for Bain Capital Venture Partners, LLC, which he joined in October 2004. From September 2013 until January 2022, Mr. Nye also served as the Chief Executive Officer of Turbonomic, Inc., a software company that provides virtualization management solutions for control cloud and virtualized environments, including through its acquisition by IBM Corporation. Mr. Nye received a B.A. in government from Harvard College and an M.B.A. from Harvard Business School. Our Board believes that Mr. Nye’s financial and business expertise, including his experience in managing and directing technology companies, qualifies him to serve on our Board.
Tom Schodorf has served as a member of our Board since July 2016. Mr. Schodorf previously served on the board of directors of Tufin Software Technologies Ltd., a publicly traded security policy management company, and as a member of its audit committee. Mr. Schodorf has previously served as the Senior Vice President, Field

Operations of Splunk Inc., a provider of log-management and security analytic-systems software, from October 2009 to March 2014. Mr. Schodorf received a B.S.B.A. from The Ohio State University and an M.B.A. from the University of Dayton. Our Board believes that Mr. Schodorf’s experience as an executive in the technology industry qualifies him to serve on our Board.
Reeny Sondhi has served as a member of our Board since August 2020. Ms. Sondhi currently serves as the Chief Digital Officer of Twilio, Inc., a position she has held since April 2022. Previously, she was the Chief Security Officer of Autodesk, Inc., a position she held from July 2018 until April 2022, and prior to that, she served as Autodesk’s Vice President, Chief of Product and Cloud Security from August 2015 to July 2018. Ms. Sondhi holds a B.S. in electronics engineering from Government Engineering College, Bhopal and a post graduate diploma in management from the Institute of Management Development and Research, Pune, India. Our Board believes that Ms. Sondhi’s experience in information and network security at multiple large public companies qualifies her to serve on our Board.
Corey Thomas has served as our Chief Executive Officer and as a member of our Board since October 2012. He was appointed as Chairman of our Board in February 2019. He currently serves on the board of directors of LPL Financial Holdings Inc., a publicly traded financial services company, and as a member of its audit committee. Mr. Thomas also serves on the board of directors of Blue Cross Blue Shield of Massachusetts and as a member of its compensation, audit and health care quality and affordability committees. In February 2023, Mr. Thomas was appointed to the President’s National Security Telecommunications Advisory Committee. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and an M.B.A. from Harvard Business School. Our Board believes that Mr. Thomas’ financial and business expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve on our Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
In making this determination, our Board receives information annually from each of our directors regarding each director’s business and personal activities as they relate to us and our management. Each director completes a detailed questionnaire that provides information about relationships that might affect the determination of his or her independence. The Board then takes into account all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that the following ten directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mses. Bruner and Sondhi, and Messrs. Berry, Brown, Burns, Galligan, Holzman, Mohamed, Nye and Schodorf. Mr. Thomas is not an independent director by virtue of his employment with us.
Board Leadership Structure
Corey Thomas serves as our Chairman and Chief Executive Officer and J. Benjamin Nye serves as our lead independent director. The Board believes that our current leadership structure is effective, efficient and in the best interest of Rapid7 and our stockholders.
Under our Corporate Governance Guidelines, our Board may separate or combine the roles of Chairman and Chief Executive Officer when and if it believes it advisable and in the best interest of Rapid7 and its stockholders to do so. The Board believes that Mr. Thomas’ role as Chairman promotes a number of important objectives. Since he is the director with the deepest familiarity with our business and is best positioned to lead the execution of our key strategies, his service as Chairman adds a substantial strategic perspective while at the same time providing important continuity to Board leadership. Based on this, the Board has concluded that his continuing service as Chairman remains in the best interests of stockholders.
In addition, having Mr. Nye as our lead independent director strengthens the Board’s overall independence and oversight of our business and enhances the Board’s communication and effectiveness. Mr. Nye is an active lead independent director. As lead independent director, Nye’s responsibilities set forth under our Corporate Governance Guidelines include:
•	establish the agenda for meetings of the independent directors;
•	preside over meetings of the independent directors;
•	preside over any portions of meetings of the Board evaluating the performance of the Board;
•	coordinate the activities of the other independent directors; and
•	perform such other duties specified by the Board from time to time.
Mr. Nye is involved in our Chief Executive Officer succession planning and performance evaluation, as well as our annual Board and Committee self-evaluations, with the other members of the Compensation Committee and Nominating and Corporate Governance Committee.
In addition, we have a separate chair for each committee of the Board. At each regular Board meeting, the chairs of each committee are expected to report to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. Our Bylaws and Corporate Governance Guidelines provide the Board with flexibility to make determinations as circumstances require and in a manner that it believes is in the best interests of the Company. The Board will continue to evaluate our leadership structure periodically and make changes in the future as it deems appropriate.

Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including risks pertaining to financial accounting, investment, capital structure, tax, information technology and cybersecurity matters. The Audit Committee also monitors compliance with legal and regulatory requirements and our cyber security strategy and governance framework to continually assess risk. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chair of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board of Directors met nine times during 2024. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under Nasdaq standards. Below is a description of each of our standing committees. Each of our committees has authority to engage experts, advisors or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee meets regularly with and without the Company's internal auditor and independent registered public accounting firm in separate executive sessions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company’s independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management, and the Company’s independent registered public accounting firm, as appropriate, regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also monitors compliance with legal and regulatory requirements and our guidelines and policies with respect to risk management and risk assessment, including risks pertaining to financial accounting, investments, capital structure, tax, information technology and cyber security matters.
The Audit Committee is currently composed of four directors: Messrs. Berry and Burns and Mses. Bruner and Sondhi. Mr. Berry is the chair of the Audit Committee. The Audit Committee met five times during 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act).
The Board has also determined that each of Messrs. Berry and Burns and Ms. Bruner qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of the respective levels of knowledge and experiences of each of Messrs. Berry and Burns and Ms. Bruner based on a number of factors, including their formal education and experiences as chief financial officers for publicly and privately held companies. This designation does not impose on Messrs. Berry and Burns or Ms. Bruner any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted,
Michael Berry
Judy Bruner
Michael Burns
Reeny Sondhi
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of four directors: Messrs. Brown, Galligan, Nye and Schodorf. Mr. Nye is the chair of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2024. The Board has adopted a written Compensation Committee charter that is available to our stockholders on our website at http://investors.rapid7.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company’s compensation strategy, policies, plans and programs, including:
•
reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to non-employee members of the Board;
•	evaluating and approving the compensation plans and programs advisable for us, as well as evaluating and approving the modification or termination of existing plans and programs;
•
establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to us;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for our executive officers and, as appropriate, other senior management;

•	administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plans and programs; and
•
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

The Compensation Committee reviews annually with management the Compensation Discussion and Analysis and considers whether to recommend that it be included in our Annual Report on Form 10-K, proxy statements and other filings.
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The Compensation Committee also meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Compensation Committee has delegated to Mr. Thomas the authority to grant restricted stock units awards to employees (other than executive officers) and consultants within specified guidelines and procedures set by the Compensation Committee.
The specific determinations of the Compensation Committee with respect to executive compensation for the year ended December 31, 2024, as well as the role of the compensation consultant in assisting with those determinations, are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates to the Board, making recommendations to the Board regarding the membership of the committees of the Board, overseeing the annual self-assessment process for the Board and its committees, developing a set of corporate governance principles for us and overseeing the Company's corporate environmental, social and governance programs (“ESG”) and policies.
The Nominating and Corporate Governance Committee is currently composed of two directors: Mr. Holzman and Ms. Sondhi. Mr. Holzman is the chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during 2024. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.rapid7.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board will be instructed to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience and expertise.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by the Corporate Secretary of the Company, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All such communications should be sent by mail to the following address: Corporate Secretary, c/o Rapid7, Inc., 120 Causeway Street, Suite 400, Boston, Massachusetts 02114. All communications directed to the Audit Committee in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters, which are immediately directed to the chair of the Audit Committee.

Corporate Governance
Stockholder Communication and Recent Enhancements to Corporate Governance Practices
We strive to maintain strong corporate governance practices that promote the long-term interests of the Company and our stockholders, and we believe that regular, transparent stockholder engagement is an essential component to the ongoing review of our corporate governance practices. We have made a number of enhancements to our corporate governance practices and disclosures in response to stockholder feedback, including declassifying our Board, eliminating supermajority voting provisions from our governance documents, and enhancing disclosures regarding our Board composition.
Code of Ethics
We have adopted the Rapid7 Code of Business Conduct that applies to all of our officers, directors, employees and independent contractors. The Code of Business Conduct is available on our website. If we make any substantive amendments to the Code of Business Conduct or we grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website.
Environment, Social and Governance
For information on our various efforts related to Environmental, Social and Governance, please visit the “ESG” section of our website. The contents of our website are referenced for general information only and are not incorporated by reference in this Proxy Statement.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has been engaged by the Audit Committee to audit our financial statements since 2013. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of the holders of a majority of the shares present in person, by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG.
Principal Accountant Fees and Services
The following table represents aggregate fees billed or billable to us for the fiscal years ended December 31, 2024 and 2023 by KPMG.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$2,185,260	$2,108,041
Audit-Related Fees(2)	—	150,000
Tax Fees(3)	37,350	109,158
All Other Fees(4)	2,500	2,500
Total Fees	$2,225,110	$2,369,699

(1)
Represents fees billed or billable for professional services provided to us in connection with (a) the audit of our annual consolidated financial statements, (b) the review of our quarterly consolidated financial statements, (c) acquisition activity, (d) evaluations related to stock-based compensation and (e) other regulatory filings.

(2)	The Audit-Related Fees in the year-ended December 31, 2023 include fees related to the issuance of our 1.25% Convertible Senior Notes due in 2029.
(3)	Represents fees billed for professional services provided for tax compliance, advice and planning.
(4)	Represents fees billed for access to online accounting software applications and data.
Pre-Approval Procedures
Our Audit Committee pre-approves all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Additionally, all auditor fees must be approved by our Audit Committee and all fees described above were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the related narrative disclosure, is hereby APPROVED.”
Because the vote is advisory, the result will not be binding on the Board, the Compensation Committee or us. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Subject to consideration of the results of the votes on Proposal 4 below, we expect the next advisory vote to approve the compensation of our named executive officers to be conducted at the 2026 Annual Meeting of Stockholders.
Advisory (non-binding) approval of Proposal 3 requires the approval of the holders of a majority of shares present in person, by remote communication or represented by proxy and entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF FUTURE ADVISORY STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 above. By voting on this Proposal 4, stockholders may indicate whether they would prefer a non-binding vote on the compensation of our named executive officers every one, two or three years.
After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to stockholders each year.
The Board believes that an annual advisory vote on the compensation of our named executive officers is the most appropriate policy for us at this time. While our executive compensation program is designed to promote the creation of stockholder value over the long term, the Board recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on the compensation of our named executive officers provides us with more direct and immediate feedback on our executive compensation program, policies and practices. However, stockholders should note that because a proposed annual advisory vote would occur well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s annual meeting of stockholders. We believe, however, that an annual advisory vote on the compensation of our named executive officers is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters.
While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the compensation of our named executive officers should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.
The Board values the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board or us, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on named executive officer compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF “1 YEAR” FOR PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2025 by:
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 64,181,792 shares of common stock outstanding on March 31, 2025. Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 and shares of common stock underlying RSU awards that are vested as of March 31, 2025 or will vest within 60 days of March 31, 2025 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding these options or RSU awards and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for persons listed in the table is c/o Rapid7, Inc., 120 Causeway Street, Boston, Massachusetts 02114.

	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with The Vanguard Group, Inc.(1)	8,558,385	13.3%
Entities affiliated with BlackRock, Inc.(2)	6,219,779	9.7%
Entities affiliated with UBS Group AG(3)	3,941,537	6.1%
Entities affiliated with JANA Partners Management, LP(4)	3,867,463	6.0%
Entities affiliated with FMR LLC(5)	3,725,132	5.8%

Named Executive Officers and Directors:
Corey Thomas(6)	1,004,894	1.6%
Tim Adams(7)	98,205	*
Christina Luconi(8)	35,832	*
Michael Berry	12,576	*
Marc Brown(9)	78,452	*
Judy Bruner	41,018	*
Michael Burns	3,000	*
Kevin Galligan	—	—
Benjamin Holzman	52,511	*
Wael Mohamed	—	—
J. Benjamin Nye	64,508	*
Tom Schodorf(10)	62,412	*
Reeny Sondhi	8,298	*
All current executive officers and directors as a group (13 persons)(11)	1,531,798	2.4%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)
The information shown is as of September 30, 2024 and is based upon disclosures filed on a Schedule 13G/A on November 12, 2024 by The Vanguard Group, which reported shared voting power over 112,153 shares, sole dispositive power over 8,377,711 shares and shared dispositive power over 180,674 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)
The information shown is as of December 31, 2023 and is based upon disclosures filed on a Schedule 13G/A on January 24, 2024 by BlackRock, Inc., which reported sole voting power over 6,102,335 shares and sole dispositive power over 6,219,779 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)
The information shown is as of September 30, 2024 and is based upon disclosures filed on a Schedule 13G on November 4, 2024 by UBS Group AG, which reported shared voting power over 3,936,319 shares and shared dispositive power over 3,941,537 shares. The address of UBS Group AG is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

(4)
The information shown is as of March 21, 2025 and is based upon disclosures filed on a Schedule 13D/A on March 24, 2025 by JANA Partners Management, LP, which reported sole voting power over 3,867,463 shares and sole dispositive power over 3,867,463 shares. The address of JANA Partners Management, LP is 888 7th Avenue, 24th Floor, New York, New York 10106.

(5)
The information shown is as of September 30, 2024 and is based upon disclosures filed on a Schedule 13G/A on November 12, 2024 by FMR LLC, which reported sole dispositive power over 3,725,132 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(6)
Includes (i) 334,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025, (ii) 26,816 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2025, (iii) 30,000 shares of common stock held by the Corey E. Thomas Irrevocable Trust of 2016, which is administered by an independent trustee, (iv) 218,748 shares of common stock held by Thomas Family Holdings LLC, of which Mr. Thomas is a manager and as such may be deemed to having voting and dispositive power over these shares and (v) 48,137 shares of common stock held by Ancore Foundation, Inc., of which Mr. Thomas is a director and as such, may be deemed to have shared voting and positive power over these shares.

(7)	Includes 19,076 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2025.
(8)	Includes 6,864 shares of common stock issuable upon the settlement of RSUs within 60 days of March 31, 2025.
(9)	Includes 45,063 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025.
(10)	Includes 33,928 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2025.
(11)
Includes 1,059,499 shares of common stock held by all of our current executive officers and directors serving as of March 31, 2025 as a group and 472,299 shares that all current executive officers and directors as a group have the right to acquire from us within 60 days of March 31, 2025 pursuant to the exercise of stock options and the settlement of RSUs.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of the date of this Proxy Statement.

Name	Title
Corey Thomas	Chief Executive Officer and Chairman of the Board
Tim Adams	Chief Financial Officer
Christina Luconi(1)	Chief People Officer

(1)	Ms. Luconi notified Rapid7 of her resignation on January 30, 2025, and intends to continue to serve as the Company’s Chief People Officer until her successor is appointed.
Biographical information for Mr. Thomas is presented above under the caption “Election of Directors.”
Tim Adams, age 65, has served as our Chief Financial Officer since January 2022. Prior to joining Rapid7, Mr. Adams served as the Chief Financial Officer of BitSight Technologies, Inc., a cybersecurity ratings company, from April 2020 to December 2021. Prior to BitSight, Mr. Adams served as Chief Financial Officer of ObsEva SA, from January 2017 to March 2020. Mr. Adams has served as a member of the board of directors, the nominating and corporate governance committee and the chair of the audit committee, of Model N, a public revenue management solutions company, from December 2016 to June 2024. Mr. Adams began his career in public accounting at PricewaterhouseCoopers LLP, formerly Price Waterhouse. Mr. Adams holds a B.S. in accounting from Murray State University and an M.B.A. from Boston University.
Christina Luconi, age 57, has served as our Chief People Officer since January 2011. Ms. Luconi received a B.A. in psychology from the George Washington University and an M.S. in organizational administration from Boston University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation program, philosophy and objectives, discusses our executive compensation policies and practices, and analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at specific compensation decisions for 2024 for our named executive officers.
Our named executive officers for 2024 are:

Name	Title
Corey Thomas	Chief Executive Officer and Chairman of the Board
Tim Adams	Chief Financial Officer
Christina Luconi(1)	Chief People Officer
Andrew Burton(2)	Former President and Chief Operating Officer

(1)	Ms. Luconi notified Rapid7 of her resignation on January 30, 2025, and intends to continue to serve as the Company’s Chief People Officer until her successor is appointed.
(2)	Mr. Burton notified Rapid7 of his resignation on June 4, 2024, and his resignation was effective on June 30, 2024.
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Executive Summary
Rapid7 is a global cybersecurity software and service provider on a mission to create a safer digital world by making cybersecurity simpler and more accessible. For more than twenty years, Rapid7 has partnered with customers across the globe representing a diverse range of industries and sizes to improve the efficacy and productivity of their security operations.
Summary of 2024 Business Highlights
Our executive compensation program is designed to align the compensation of our executive officers with our financial and operational performance on both an annual and multi-year basis in an effort to deliver meaningful long-term stockholder value creation. In 2024, we demonstrated year-over-year growth across multiple measures, as shown below:
•	Achieved annualized recurring revenue* of $840 million, an increase of 4% year-over-year.
•	Total revenue was $844 million, an increase of 9% year-over-year; Product subscriptions revenue was $809 million, an increase of 9% year-over-year.
•	Ended 2024 with 11,727 total customers, an increase of 2% year-over-year, and ARR per customer of approximately $72 thousand, an increase of 3% year-over-year**.
*	Annualized recurring revenue (“ARR”) is a financial measure that we define as the annual value of all recurring revenue related to contracts in place at the end of the quarter.
**
ARR per customer is defined as ARR divided by the number of customers at the end of the period. A customer is defined as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding customers of only InsightOps or Logentries that have a contract value less than $2,400 per year.

•	Full-year GAAP income from operations was $35 million and non-GAAP income from operations*** was $164 million.
•	Full-year net cash provided by operating activities of $172 million; Free cash flow**** of $154 million.
Although total revenue, product revenue, ARR per customer, number of customers, and Free Cash Flow are not metrics that were used to determine 2024 awards under our incentive compensation plans, we believe that these metrics are useful indicators of our ability to grow our business consistent with our annual operating plan and provide important context for our Compensation Committee's executive compensation decisions.
Consistent with our philosophy, the majority of our named executive officers’ pay opportunities for 2024 were variable and aligned with our financial and operational performance. Notwithstanding year-over-year growth, our performance fell short of our ARR growth targets we set at the beginning of the year for our executive compensation program, including in respect of our annual performance bonus and long-term incentive plan targets for ARR and Net ARR, respectively. Despite this, we still achieved our annual performance bonus and long-term incentive plan targets for Non-GAAP Operating Income and Adjusted EBITDA, as discussed in more detail below in the sections entitled “2024 Executive Compensation Program—Annual Performance Bonus” and “2024 Executive Compensation Program—Long-Term Incentive Compensation”.
Summary of 2024 Executive Compensation Actions and Program Changes
•
We structured 96% of our Chief Executive Officer’s and an average of 92% of our other named executive officers’ target total direct compensation to be “performance-based,” in that the value of the compensation is dependent on our measurable performance and stock price performance, consisting of an annual performance bonus opportunity and long-term equity incentives, including time-based restricted stock units (“RSUs”) and performance- based restricted stock units (“PSUs”). Target total direct compensation consists of annual base salary, target annual performance bonus opportunity and the target grant date fair value of equity awards approved. The charts below show the pay mix of our Chief Executive Officer and, on average, our other named executive officers and the components of their pay for 2024:

4%
4%
31%
61%
92%
8%
6%
43%
43%
86%
Base Salary (fixed cash)
Annual Performance Bonus (performance-based equity)
Long-Term Equity (performance-based equity)
Time-Based Restricted Stock Units
Performance-Based Restricted Stock Units

***
Non-GAAP income from operations (“Non-GAAP Operating Income”) is a non-GAAP financial measure, which represents the GAAP income from operations, excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, litigation-related expenses, impairment of long-lived assets, induced conversion expense, change in the fair value of derivative assets, restructuring expense and discrete tax items. We believe Non-GAAP Operating Income is useful to investors, as a supplement to U.S. GAAP measures, in assessing our ongoing operating performance, enhancing an overall understanding of our past financial performance and allowing for greater transparency with respect to metrics used by our management in its financial and operational decision-making. A reconciliation of GAAP income from operations to non-GAAP income from operations is set forth on Appendix A to this Proxy Statement.

****
Free Cash Flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal use software costs. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures. A reconciliation of net cash provided by operating activities to Free Cash Flow is set forth on Appendix A to this Proxy Statement.

•
We structured the target annual performance bonus opportunities to be equally dependent on meeting financial targets for ARR and Non-GAAP Operating Income to continue our commitment to our growth and profitability framework. Previously, we weighted the achievement of our targets for ARR and Non-GAAP Operating Income as 30% and 70%, respectively. We determined our updated equal-weighted structure allowed us to focus on more profitable growth. For 2024, our annual performance bonus paid out at 50% of target, as described in more detail under “Annual Performance Bonus” below.

•
We remain committed to the continued use of PSUs, which we introduced into our program beginning in 2023. For 2024, 67% of our CEO's long-term incentive award, and 50% of other named executive officer's long term incentive awards were comprised of PSUs tied to Adjusted EBITDA* and ARR goals. While we achieved 100% of our 2024 Adjusted EBITDA target, our 2024 ARR performance did not meet the minimum threshold of our ARR target and therefore only 50% of the target number of PSUs were earned in 2024, subject to vesting over an additional two years, as described in more detail under “2024 Executive Compensation Program—Long-Term Incentive Compensation” below.

For more information on the rationale for how we structure our compensation, please refer to the section below entitled “2024 Executive Compensation Program—Long-Term Incentive Compensation”.
Executive Compensation Policies and Practices
Our executive compensation program reflects our strong commitment to good governance practices with respect to executive compensation:

WHAT WE DO		WHAT WE DON'T DO
✔	100% Independent Directors on the Compensation Committee.	✘
No Guaranteed “Single Trigger” Change in Control Payments; Change in Control Equity Vesting Benefits Are Structured to be “Double Trigger” or Limited to Acquiring Company Refusing to Assume or Continue Awards.

✔	Retain an Independent Compensation Advisor.	✘	Perquisites and Other Personal Benefits are Not a Material Part of Our Executive Officer Compensation Program.

✔	Review and Reevaluate Executive Compensation Annually.	✘	No Tax Reimbursements or Tax Gross Ups on Severance or Change in Control Payments.

✔	Structure a Significant Portion of Executive Compensation to be Performance-Based.	✘	No Special Executive Welfare or Health Benefits, or Retirement Plans That Are Not Available to Our Employees Generally.

✔	Tie Performance Bonus Opportunities to Corporate Objectives.	✘	No Guaranteed Salary Increases or Bonuses.

✔	Emphasize Long-Term Equity Incentives.	✘	No Short Sales or Hedging of Stock Ownership Positions and Transactions Involving Derivatives of Our Common Stock.

✔	Maintain Stock Ownership Guidelines for CEO and Directors.

*
We define Adjusted EBITDA as net income before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, (9) litigation-related expenses, (10) impairment of long-lived assets and (11) restructuring expense. We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

WHAT WE DO		WHAT WE DON'T DO
✔	Implement and Enforce a NASDAQ-compliant “Clawback” Policy.

✔	Establish Maximum Payout Amounts under the Bonus Plan and Require Threshold Level of Achievement for Payout with Respect to Each Performance Measure.

✔	Grant PSU Awards with Rigorous Performance Conditions.

Commitment to Stockholder Engagement
As part of our ongoing stockholder engagement and in response to the support received for our director nominees and say-on-pay proposal at our 2023 Annual Meeting of Stockholders, in the second half of 2023 we reached out to stockholders representing over 63% of our issued and outstanding shares as of December 31, 2023 to gain a better understanding of their views regarding our executive compensation, corporate governance and ESG policies and practices. We engaged in substantive discussions with each of the stockholders that wanted to provide us with feedback at that time, which represented 18% of our issued and outstanding shares as of December 31, 2023, some of whom spoke with a board member. Many of our stockholders with whom we held substantive discussions expressed general support for the Company’s executive compensation program and emphasized the need for a clear correlation between pay and performance.
The Compensation Committee considers our RSUs to be performance-based because they provide a return directly in line with our stock price performance and align our executive officers’ interests with those of our stockholders. Our primary design objectives for long-term compensation are to attract, retain and incentivize executives, align executive pay with our performance and the interests of our stockholders, and minimize costs and implementation challenges. Historically, including in 2022, our long-term incentive awards consisted solely of RSUs. However, after taking into consideration shareholders’ feedback and shifting market practice, as noted above, we introduced PSU awards to our long-term incentive program in 2023. We continued to use PSU awards in our long-term incentive program in 2024.
Our Board and management are committed to maintaining an active dialogue and engaging with our stockholders to understand their priorities and concerns related to executive compensation, corporate governance and ESG initiatives. Additionally, our Investor Relations team, along with our Chief Executive Officer and Chief Financial Officer, frequently engages with our stockholders throughout the year. At our 2024 Annual Meeting, 96% of our stockholders approved, on an advisory basis, the compensation of our named executive officers.
Objectives, Philosophy and Elements of Executive Compensation
Our executive compensation program aims to achieve the following principal objectives:
•	attract, retain and reward highly qualified executives;
•	provide incentives that motivate and reward for achievement of our key performance goals that increase stockholder value over the long term;
•	align our executives’ interests with those of our stockholders; and
•	link pay to Company's performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, three principal elements. The chart below includes these three elements, their principal features and rationale.

Compensation Element	Description	Purpose
Base Salary (fixed cash)	• Fixed component of pay.	• Provides compensation for executive to perform job functions. • Provides financial stability and security.

Annual Performance Bonus (“at-risk” performance-based cash or equity at the executive’s election)*
• Opportunity to earn annually.

•
Tied to achievement of key corporate goals.

•
Executives can earn 0-125% of their target award based on achievement of pre-established targets.

•
Includes a threshold level of performance necessary for any payout and a reasonable cap on payment.
• Motivates and rewards for achievement of key drivers of our annual operating plan. • Provides tangible, achievable goals and reinforces key priorities of the organization.

Long Term Incentives (“at-risk” performance-based equity)*
•
RSU awards, typically granted annually, that vest over three years, subject to continued employment on the vesting date.

•
PSU awards granted annually with a one-year performance period that vest over three years, subject to continued employment on the vesting date

•
PSUs encourage achievement of key performance metrics.

•
Multi-year vesting period assists with retention and aligns executives’ interests with stockholder interests and changes in stockholder value over the long-term.

*	In addition to our PSUs, we consider RSUs to be “at-risk” and performance-based because the value delivered is directly dependent on our stock price performance.
We also provide our executive officers with severance and change in control-related payments and benefits, as well as benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in various employee health and welfare benefit plans.
We focus on providing a competitive compensation package to each of our executive officers that provides short-term and significant long-term incentives for executive officers to drive the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.
We do not have formal policies for allocating compensation among base salary, annual performance bonuses and equity awards, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, we historically have structured a significant portion of our named executive officers’ target total direct compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align our executive officers’ incentives with the interests of our stockholders and our corporate objectives.

How We Determine Executive Compensation
Role of our Compensation Committee and the Board
The Compensation Committee is appointed by the Board to assist with the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs, administration of the Company’s equity plans and its responsibilities related to the compensation of the Company’s executive officers, senior management and non-employee directors, as appropriate. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Compensation Committee” of this Proxy Statement. The Compensation Committee consists solely of independent members of the Board.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and determines the principal components of compensation (base salary, annual performance bonuses and equity awards) for our executive officers, including our named executive officers, on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers, but typically grants equity awards at a regularly scheduled meeting in the first quarter of the year and at the time of a new hire or promotion. The Compensation Committee reviews and approves the compensation and other terms of employment of the Chief Executive Officer and our other named executive officers and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives.
Role of Management
The Compensation Committee works with and receives information and analyses from management, including within our legal, finance, and people strategy departments, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates executive officer performance and provides the Compensation Committee with these assessments, as well as with his recommendations and proposals regarding executive officer compensation and decisions affecting base salaries, annual performance bonuses, equity awards and other compensation-related matters, outside of the presence of any other named executive officers. However, the Compensation Committee retains the final authority to make all compensation decisions for our executive officers.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board meetings.
Members of management, including our Chief Executive Officer, may attend portions of our Compensation Committee’s meetings.
Our legal, finance, and people strategy departments work with our Chief Executive Officer to design and develop recommended compensation programs for our executive officers, including our named executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.
Neither our Chief Executive Officer nor any other executive officers or other employees are present during deliberations of, or decisions regarding, their own compensation or compensation of other executive officers, with the exception of our Chief Executive Officer who may be present during deliberations regarding the compensation of our other executive officers.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee retained Compensia as its compensation consultant to aid it in making executive pay decisions for 2024. As part of its engagement, Compensia annually reviews and recommends updates as necessary to the group of peer companies the Compensation Committee uses as a reference in assessing the competitive market, making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid the Compensation Committee in making executive pay decisions for 2024. Compensia also conducted market research and analysis to assist the Compensation Committee in developing executive compensation levels, including appropriate salaries, target annual performance bonus opportunities and equity awards for our executive officers, including our named executive officers. Compensia also conducted a review of our non-employee director compensation policies and practices and peer analysis of stock ownership guidelines practices.
The Compensation Committee annually analyzes whether the work of Compensia as a consultant to the Compensation Committee has raised any conflict of interest, taking into account the following factors: (i) the provision of other services to the Company by Compensia; (ii) the amount of fees received from the Company as a percentage of Compensia’s total revenue; (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors employed by Compensia with any member of our Compensation Committee; (v) any shares of the Company owned by Compensia or the individual compensation advisors employed by Compensia; and (vi) any business or personal of Compensia or the individual compensation advisors employed by Compensia with any executive officer.
Use of Competitive Market Compensation Data
The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for executive talent. Pursuant to the direction of the Compensation Committee, Compensia reviewed and updated the list of peer group companies utilized for 2023 compensation decisions in connection with assessing the compensation practices of the publicly traded companies with whom we compete for such talent.
In July 2023, Compensia proposed, and the Compensation Committee approved, an updated group of companies that would be appropriate peers based on our Company’s industry focus and size (based on revenues and market capitalization). Coupa and SailPoint were removed due to acquisition activity, and Alteryx and SentinelOne were added based on fit relative to our selection criteria. Based on input from the Compensation Committee, this list consists of companies from the software and internet services and infrastructure industries that generally have one half to three times our revenue, and one third to three times our market capitalization, with consideration given to product and business model similarities. The resulting peer group used by the Compensation Committee in making executive pay decisions for 2024 consisted of the following companies:

Alteryx* (AYX) AppFolio (APPF) BlackLine (BL) Elastic N.V. (ESTC) Everbridge (EVBG) Five9 (FIVN) New Relic (NEWR) Pager Duty (PD)	Q2 Holdings (QTWO) Qualys (QLYS) SentinelOne* (S) Tenable Holdings (TENB) Varonis Systems (VRNS) Workiva (WK) Zscaler (ZS)

*	Added for 2024
The Compensation Committee, with the assistance of Compensia, used data drawn from public filings of the companies in our compensation peer group, as well as data from two custom data cuts drawn from the Radford Global Compensation Database, which included 13 of the companies in our 2023 peer group and 41 other U.S.-based software companies with revenues ranging from $400 million to $2.2 billion and market capitalization ranging from $1 billion to $8.1 billion, with the exception of Zscaler which was chosen based on strong overall comparability and relevance to our Company (together, “market data”), to evaluate the competitive market when determining the 2024 total direct compensation packages for our named executive officers, including base salary, target annual bonus opportunities and long-term incentive compensation opportunities. Compensia prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to base salary, annual performance bonuses, equity awards (valued based on an approximation of grant date fair value), total target cash compensation (base salary and the target annual performance bonus opportunity) and target total direct compensation (total target cash compensation and equity compensation) with respect to each of our executive officers. The Compensation Committee did not target pay to fall at any particular percentile of the market data, but rather reviewed this market data as a helpful reference point in making 2024 compensation decisions. Competitive market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee also considers other factors as described below under “Factors Used in Determining Executive Compensation.”
In preparation for making 2025 compensation decisions, the Compensation Committee, with input from Compensia, updated its peer group to ensure the peer group remained closely aligned with the Company’s current industry focus, market size and employee headcount. Alteryx, AppFolio, and New Relic were removed due to acquisition activity or changes in their market capitalization that no longer fit within our selection criteria, and BlackBerry, SolarWinds, and Verint Systems were added based on fit relative to our selection criteria. In July 2024, Compensia recommended, and the Compensation Committee approved, the following companies as our peer group for 2025 executive compensation decisions:

BlackBerry (BB)* BlackLine (BL) Elastic N.V. (ESTC) Everbridge (EVBG) Five9 (FIVN) Pager Duty (PD) Q2 Holdings (QTWO) Qualys (QLYS)	SentinelOne (S) SolarWinds (SWI)* Tenable Holdings (TENB) Varonis Systems (VRNS) Verint Systems (VRNT)* Workiva (WK) Zscaler (ZS)

*	Added for 2025
Factors Used in Determining Executive Compensation
The Compensation Committee sets the compensation of our executive officers, including our named executive officers, at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration a variety of factors, including the following:
•	Company performance and existing business needs;
•
Each executive officer’s individual performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position, as well as the criticality of the skill set of the executive officer to the Company’s future performance;

•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry where we compete for top talent;
•	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”;
•	The total compensation cost and stockholder dilution from executive compensation actions;
•	A review of an executive officer’s total target and historical compensation and equity award holdings;
•	Internal pay equity relative to similarly situated executives;
•	Recommendations from an outside compensation consultant on compensation policy determinations for our executive officers;
•	Stockholder feedback;
•	Our Chief Executive Officer’s recommendations, based on his direct knowledge of the performance by each executive officer; and
•	Our Compensation Committee’s independent judgment.

2024 Executive Compensation Program
Base Salary
In January 2024, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers against the market data provided by Compensia and each named executive officer’s annual performance, as well as recommendations from our Chief Executive Officer (except with respect to his own base salary) and the other factors described above under “Factors Used in Determining Executive Compensation.” The Compensation Committee determined that no increase to each of our named executive officer's base salary was necessary, except for Corey Thomas, whose base salary had remained flat at $443,000 since 2020. In determining such base salary amounts, the Compensation Committee targeted salary levels at the low end of the peer group range, which resulted in the base salary amounts as reflected in the table below:

Name	2024 Base Salary ($)	% Increase from 2023
Corey Thomas	526,000	18.7%
Tim Adams	410,000	0%
Christina Luconi	392,000	0%
Andrew Burton(1)	430,000	—

(1)	Mr. Burton resigned as President and Chief Operating Officer effective June 30, 2024.
Annual Performance Bonus
The Rapid7, Inc. Executive Incentive Bonus Plan (the “Bonus Plan”) applies to certain key executive officers that are selected by the Compensation Committee (the “Executives”). In 2024, the Executives consisted only of the named executive officers. The Bonus Plan provides for the opportunity to earn bonuses based upon the attainment of certain corporate, financial and operational measures or objectives appropriate for the respective year (“Corporate Performance Goals”). Each Executive has a target annual performance bonus opportunity that corresponds to achievement of 100% of the Corporate Performance Goals. The Compensation Committee set threshold and maximum achievement levels for the Corporate Performance Goals and capped payout at a maximum of 125% of the Executive's target annual performance bonus opportunity. The Corporate Performance Goals and bonus formulas are adopted annually by the Compensation Committee and are measured as of the end of each year after our financial statements have been prepared. If the Corporate Performance Goals are met, payments are made as soon as practicable following the end of each year, but not later than 74 days thereafter. Subject to the rights contained in any agreement between us and the Executive, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment.
With respect to any amounts earned under the Bonus Plan for 2024 fiscal year performance, the Compensation Committee permitted Executives to elect to receive such payments in the form of fully-vested RSUs, rather than cash, in order to further align the interests of our Executives with those of our stockholders (“Bonus Plan RSUs”). Those who elect to receive fully-vested RSUs receive with a value that is 5% greater than the value of the Bonus Plan payment. Mr. Thomas and Mr. Burton elected to receive such payments in the form of fully-vested RSUs, however Mr. Burton did not receive his Bonus Plan RSU awards due to his resignation.
Target Annual Performance Bonus Opportunities. The 2024 target annual performance bonus opportunities under the Bonus Plan for our named executive officers were set as follows.

Name(1)	Target Bonus ($)
Corey Thomas	655,200
Tim Adams	290,000
Christina Luconi	208,000
Andrew Burton	410,000

(1)
Target Bonus amounts above for Mr. Thomas and Mr. Burton reflect an additional 5% amount as a result of their election to receive their annual performance bonuses in fully-vested RSUs as opposed to in cash. Mr. Burton resigned as President and Chief Operating Officer effective June 30, 2024, and thus was not eligible to receive a bonus under the Bonus Plan for fiscal year 2024.

In determining 2024 target annual performance bonus opportunities, the Compensation Committee first assessed 2023 target annual performance bonus opportunities against the market data provided by Compensia and each named executive officer’s annual performance, as well as recommendations from the Chief Executive Officer (except with respect to his own bonus) and the other factors described above under “Factors Used in Determining Executive Compensation.”
Performance Goals and Bonus Structure. In January 2024, the Compensation Committee adopted the Corporate Performance Goals, targets and payout formula for 2024 annual performance bonus payments for the Executives under the Bonus Plan. These targets were intended to be rigorous in nature to incentivize the executive officers to execute against the Company’s framework of balancing durable growth and scaling profitability and set above our internal plan for 2024. For 2024, 50% of the target annual performance bonus opportunity was based on the company achieving a target Non-GAAP Operating Income for the year and 50% was based on the Company achieving target ARR for the year. Previously, the percentage breakdown between the two Corporate Performance Goals was 70% Non-GAAP Operating Income and 30% ARR. We believe the equal weighting of these measures in 2024 allowed us to focus on more profitable growth.
The Compensation Committee believed that Non-GAAP Operating Income is an appropriate metric as our management uses it in its financial and operational decision-making, and it enhances the overall understanding of our past core financial performance and assists in evaluating our ongoing core operational performance. Additionally, the Compensation Committee believed that utilizing the ARR metric is appropriate as it is the primary driver of revenue growth and orientation of the Company, including compensation of our sales organization.
Pursuant to the Bonus Plan, the Compensation Committee may adjust the ultimate annual performance bonus payments to the Executives, at its sole discretion, with input from our Chief Executive Officer (except as it relates to his own performance), based on the individual performance of each Executive. The Compensation Committee did not exercise any such discretion to adjust the Executive's payments under the Bonus Plan for 2024. Additionally, pursuant to the Bonus Plan, the Compensation Committee may adjust the calculation of the Corporate Performance Goals for certain defined unplanned items, including acquisitions and divestitures. For 2024, the Compensation Committee determined to exclude certain costs in connection with our July 2024 acquisition of Noetic Cyber, Inc. from the calculation of Non-GAAP Operating Income in 2024.
Based on our financial performance in 2024, we achieved the target performance levels under the Bonus Plan as follows:

Corporate Performance Goal(1)	Achievement Levels and Payout Formula	Weight	Actual Achievement	Achievement Percentage of Target	Weighted Payout Percentage
Non-GAAP Operating Income	Less than $154 million results in 0% payout Threshold achievement: At least $154 million but less than $160 million results in 50% payout At least $160 million but less than $165 million results in 90% payout Target achievement: At least $165 million but less than $176 million results in 100% payout At least $176 million but less than $180 million results in $110% payout Maximum achievement: At least $180 million results in 125% payout	50%	$166.8 million(2)	100%	100%

Corporate Performance Goal(1)	Achievement Levels and Payout Formula	Weight	Actual Achievement	Achievement Percentage of Target	Weighted Payout Percentage
Annualized Recurring Revenue	Less than $885 million results in 0% payout Threshold achievement: At least $885 million but less than $891 million results in 50% payout At least $891 million but less than $897 million results in 75% payout At least $897 million but less than $905 million results in 90% payout Target achievement: At least $905 million but less than $911 million results in 100% payout At least $911 million but less than $916 million results in $110% payout Maximum achievement: At least $916 million but less than $920 million results in 125% payout	50%	$840 million(3)	0%	0%

Total					50%

(1)
The threshold achievement represents the minimum goal that must be achieved, with achievement below such amount resulting in zero payment. Above this threshold amount, we designated ranges of achievement of ARR and Non-GAAP Operating Income amounts which result in set levels of payouts as percentages of the overall target. ARR/Non-GAAP Operating Income achievement of any amount within such range results in the same payout as a percentage of the overall target.

(2)
See Appendix A to this Proxy Statement for a reconciliation of GAAP income from operations to Non-GAAP Operating Income. This value excludes $3.3 million in costs related to the July 2024 acquisition of Noetic Cyber, Inc.

(3)	ARR is a financial measure that we define as the annual value of all recurring revenue related to contracts in place at the end of 2024.
As a result, the total amounts earned for each named executive officer under the Bonus Plan for 2024 were as follows:

Name	Bonus Amount Earned ($)	Bonus Amount Earned as a % of Target Bonus
Corey Thomas	327,600	50%
Tim Adams	145,000	50%
Christina Luconi	104,000	50%

As discussed above, Mr. Thomas elected to receive his annual performance bonus payment in fully-vested restricted stock units instead of cash, and for this reason, Mr. Thomas’s amount reflects an additional 5%. The number of fully-vested restricted stock units granted to Mr. Thomas in satisfaction of the amount payable under the Bonus Plan was determined by dividing the earned performance bonus amount payable (expressed as a dollar value) by the grant date fair market value of our common stock on the date of grant pursuant to our 2015 Equity Incentive Plan.
The amount of fully-vested restricted stock units awarded to Mr. Thomas is set forth below:

Name	Restricted Stock Unit Award in Lieu of Cash Bonus Payment (# shares)
Corey Thomas	9,216

Long-Term Incentive Compensation
In early 2024, in preparation for making 2024 equity compensation decisions, our Compensation Committee reviewed market data, including equity award practices of our peer companies, our named executive officers’ outstanding equity awards, including the retention value of unvested awards, our current business strategy and projected growth, and an evaluation of each individual executive officer’s responsibilities and performance, including the criticality of the executive officer to the future success of the Company. The Compensation Committee also took into account the recommendations of our Chief Executive Officer (except with respect to his own equity award) and the other factors described above under “Factors Used in Determining Executive Compensation.”
In 2024, the Compensation Committee awarded our executive officers a mix of RSUs and PSUs. 67% of our CEO's long-term incentive award, and 50% of other named executive officer's long term incentive awards was comprised of PSUs.
The RSU awards granted to our named executive officers in January 2024 are set forth in the table below. These RSU awards vest in twelve equal quarterly installments, with the first installment for each of the awards vesting on May 15, 2024, subject to the named executive officer’s continued service with us through each such vesting date.

Name	Annual 3-Year RSU Award (# shares)
Corey Thomas	75,536
Tim Adams	35,689
Christina Luconi	21,414
Andrew Burton(1)	71,378

(1)	Mr. Burton resigned as President and Chief Operating Officer effective June 30, 2024, and thus his unvested RSU awards were forfeited in their entirety upon his resignation.
Each of the PSU awards granted to the named executive officers required the achievement of a defined ARR and Adjusted EBITDA goals. The PSU awards had a performance period of one year and if earned, would vest in three equal installments following each of the first, second and third anniversary of the vesting commencement date, subject to the participant’s continuous service as of each such date.
The PSU awards granted to our named executive officers in January 2024 are set forth in the table below. The PSU awards earned as of February 15, 2025 reflect an overall level of achievement at 50% of the target levels, as described in further detail below.

Name	# of Shares at Grant	PSU Award Earned as a % of Target Award	# of Shares Earned as of February 15, 2025
Corey Thomas	151,089	50%	75,545
Tim Adams	35,689	50%	17,845
Christina Luconi	21,414	50%	10,707
Andrew Burton(1)	71,378	0%	0

(1)	Because Mr. Burton resigned, his PSU awards were forfeited in their entirety upon his resignation.

Based on our financial performance in 2024, while we did not achieve the minimum threshold ARR target, we achieved the Adjusted EBITDA target for the vesting of the granted PSUs at 100% of the target level, and therefore overall 50% of the PSUs were earned, subject to the executive’s continuous service as of each vesting date.

Corporate Performance Goal(1)	Achievement Levels and Payout Formula	Actual Achievement	Achievement Percentage of Target	Weighted Payout Percentage
Net Annualized Recurring Revenue	Less than $79 million results in 0% payout Threshold achievement: At least $79 million but less than $84 million results in 50% payout At least $84 million but less than $91 million results in 75% payout Target achievement: At least $91 million but less than $100 million results in 100% payout At least $100 million but less than $105 million results in 125% Payout At least $105 million but less than $110 million results in 150% Payout Maximum achievement: At least $110 million results in 200% payout	$34.1 million	0%	0%

Adjusted EBITDA	Less than $79 million results in 0% payout Threshold Achievement: At least $176 million but less than $180 million results in 50% payout At least $180 million but less than $186 million results in 75% payout Target Achievement: At least $186 million but less than $197 million results in 100% payout At least $197 million but less than $202 million results in 125% payout At least $202 million but less than $206 million results in 150% payout Maximum achievement: At least equal to $206 million results in a 200% payout	$188 million	100%	50%
Total				50%

(1)
The ARR and Non-GAAP Operating Income threshold represents the minimum goal that must be achieved, where achievement below this threshold amount will result in zero payment. Above this threshold amount, we designated ranges of achievement of ARR and Non-GAAP Operating Income amounts to be associated with various levels of payouts as percentages of the target.

Other Features of Our Executive Compensation Program
Employment Arrangements
The initial terms and conditions of employment for each of our named executive officers are set forth in employment offer letters and employment agreements, as applicable. The terms of these letters and agreements are described in greater detail in the section titled “—Employment Arrangements—Agreements with our Named Executive Officers.” Each of our named executive officers is an “at-will” employee.
Severance and Change in Control Payments and Benefits
In August 2023, after reviewing current market practices and upon the recommendation of Compensia, we entered into updated written agreements with each of our then named executive officers that superseded the terms of their severance and change in control terms set forth in their prior agreements with us, as applicable. Each of these severance agreements provides for severance payments and benefits (cash payments, payments for COBRA premiums and equity award acceleration) upon a termination of employment without cause or a resignation for good reason, in each case, either outside or inside the “Change in Control Period” (which is three months prior to or 12 months following a change in control transaction). We do not provide any tax payments or “gross ups” in connection with a severance or change in control transaction.
The Compensation Committee approved these severance payments and benefits, after a review of competitive market data provided by Compensia, to ensure that the payments and benefits remain appropriately structured and at reasonable levels. All change in control payments and benefits are structured to be payable only on a “double-trigger” basis, requiring a termination of employment without cause or a resignation by a named executive officer for “good reason” (each as defined in the applicable agreements), in each case, in connection with the change in control transaction, except that the vesting of equity awards for our named executive officers will be accelerated in connection with a change in control if they are not assumed by the acquirer. The Compensation Committee believes that these severance protections are necessary to provide stability among our executive officers, important from a retention perspective, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty. A more detailed description of our named executive officer severance and change in control payments and benefits is provided below under “Potential Payments upon Termination or Change in Control.”
Each of our named executive officers holds stock options, RSU and PSU awards under our equity incentive plans that were granted subject to our form of equity award agreements. A description of the termination and change of control provisions in such equity incentive plans and form of equity award agreements is provided below under “Potential Payments upon Termination or Change in Control.”
Section 401(k) Plan, ESPP, Welfare and Health Benefits
We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis (the “401(k) Plan”). Our matching contribution is 50% of employee contributions up to 6% of base salary and up to a $3,000 annual maximum match. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully-vested in their contributions and any employer contributions after one year of service. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, employer contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.
We also offer eligible employees, including our executive officers, the opportunity to purchase shares of our common stock at a discount under our 2015 Employee Stock Purchase Plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to 15% of the participant’s gross earnings (as described in ESPP) for that year to purchase our stock at a 15% discount of the lesser of (i) the market value of our common stock at the beginning of each offering period and (ii) the market value of our common stock on the applicable purchase date, subject to specified limits.

In addition, we provide other health and welfare benefits to our executive officers, including the named executive officers, on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do, however, pay the premiums for term life insurance and disability insurance, subject to certain limitations, for all of our employees, including our named executive officers. No named executive officer received perquisites and other personal benefits with an aggregate value equal to or exceeding $10,000 during 2024.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Implications
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award.
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Other Compensation Policies and Practices
Equity Awards Grant Delegation Policy
The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards to our employees (other than our executive officers), subject to the terms and conditions of an equity awards grant delegation policy. Such awards may be granted on scheduled grant dates to newly-hired employees or to existing employees in connection with a promotion or in recognition of their contributions to the Company. In each instance, the policy provides for a limitation on the maximum size of any such awards and the total number of shares to be granted under such policy.
Timing of Grants and Equity Awards
Neither the Board nor the Compensation Committee takes material non-public information into account when determining the timing of equity awards and we do not time the release of material nonpublic information based on equity award grant dates. The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments in 2024. Accordingly, we have nothing to report under Item 402(x) of Regulation S-K.

Insider Trading Policy; Prohibition on Other Stock Trading Practices
We maintain an Insider Trading Policy that governs the purchase, sale and other disposition of our securities by all our directors, officers and employees, and have implemented process that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of the Nasdaq. Among other things, our Insider Trading Policy prohibits all of our directors, officers and employees, including our named executive officers, from engaging in short sales, hedging of their stock ownership positions and transactions involving derivative securities relating to our capital stock. Our Insider Trading Policy also prohibits trading during certain quarterly and certain special blackout periods. This summary of our Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Further, we have adopted Rule 10b5-1 Trading Plan Guidelines that permit our directors and certain employees, including our named executive officers, to adopt the Exchange Act Rule 10b5-1 trading plans (“10b5-1 plans”). Under our 10b5-1 Trading Plan Guidelines, 10b5-1 plans may only be adopted or modified during an open trading window under our Insider Trading Policy and only when such individual does not otherwise possess material nonpublic information about the Company.
Stock Ownership Guidelines
Under our stock ownership guidelines effective for 2024, our non-employee members of our Board were each required to beneficially own shares of our common stock with a value equal to at least four times their annual cash retainer. Our Chief Executive Officer is required to beneficially own shares of our common stock with a value equal to at least six times his annual base salary. We do not require our other executive officers, including our other named executive officers, to satisfy minimum stock ownership requirements. As of the end of 2024, our Chief Executive Officer and the non-employee members of our Board have met, exceeded, or are on track to meet, these guidelines based on their current rate of stock accumulations (excluding any outstanding stock options) in the time frames set out in the guidelines.
Clawback Policy
As of October 19, 2023, the Board adopted and made effective the Rapid7, Inc. Compensation Recoupment Policy (the “Clawback Policy”), a copy of which was filed as Exhibit 97 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Clawback Policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws in accordance with the terms and conditions set forth therein. The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Nasdaq Listing Rule 5608.
The Clawback Policy applies to all current and former Section 16 officers of the Company who served during the three fiscal years completed immediately preceding the earlier of (i) the date the Board or a committee of the Board concludes, or reasonably should have concluded, that the Company is required to prepare a financial restatement, or (ii) the date a court or regulator causes the Company to prepare a financial restatement (the “Recoupment Trigger Date”). Recoverable compensation under the Clawback Policy covers incentive compensation (a) based on “financial reporting measures,” which includes (i) measures determined and presented in accordance with accounting principles used to prepare financial statements and measures derived wholly or in part from such measures, (ii) stock price and (iii) TSR, and (b) determined based on goals attained in any of the three completed fiscal years, beginning with fiscal year 2023, preceding the Recoupment Trigger Date. Recoverable amounts under the Clawback Policy are calculated on a pre-tax basis as the excess of what was paid and what would have been paid had such payout been calculated based on the restated financial information and for compensation based on TSR or stock price, the excess must be calculated based on a reasonable estimate of the impact of such restatement on TSR or stock price.
Recovery under the Clawback Policy is mandatory and no employee misconduct is required.
2024 Accounting Restatement
In 2024, we were required to prepare an accounting restatement as a result of a prior period error correction. The error was discovered during the year-end reporting process and was related to our accounting for stock-based compensation expense. We evaluated the errors and determined the related impacts were not material to our consolidated financial statements for the prior periods when they occurred, but that correcting the cumulative errors in the period detected would have been material to our results of operations for that period. Accordingly, we revised previously reported financial information for such immaterial errors. More information related to the error correction can be found in the Company's 2024 Form 10-K and the Company’s Form 8-K dated February 12, 2025, in Exhibit 1 to Exhibit 99.1.
We determined that the understatement of stock-based compensation expense had no impact on the financial performance measures underlying the compensation received by our current and former executive officers in respect of 2023 and 2024. The relevant financial performance measures were Non-GAAP Operating Income, Non-GAAP Operating Income Margin and Adjusted EBITDA, and stock-based compensation expense was already excluded from the calculation of both. Accordingly, there was no erroneously awarded compensation attributable to such accounting restatement. Therefore, no amount was subject to recovery from any current or former executive officers pursuant to the Clawback Policy in connection with this accounting restatement.
Analysis of Risks Presented by Our Compensation Policies and Programs
The Compensation Committee has reviewed our compensation policies and practices, in consultation with Compensia, to assess whether they encourage employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, in January 2024, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to create risks that have a material adverse effect on the Company. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; rather, it believes the mix of short-term compensation (in the form of base salary and annual performance bonuses, if any, which is based on a variety of performance factors and includes a cap on payout) and long-term compensation (in the form of RSU and PSU awards) in our executive compensation program prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders. In addition, our insider trading policy protects against short-term decision-making. The Compensation Committee conducts an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted,
Marc Brown
Kevin Galligan
J. Benjamin Nye
Thomas Schodorf
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers as of December 31, 2024, in accordance with SEC rules.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Corey Thomas Chief Executive Officer	2024	526,000	14,325,220(4)	—	2,989	14,854,209
	2023	443,000	2,694,768	—	3,000	3,140,768
	2022	443,000	8,000,001	—	3,000	8,446,001
Tim Adams Chief Financial Officer	2024	410,000	4,305,521	145,000	3,000	4,863,521
	2023	410,000	3,596,128	—	3,000	4,009,128
	2022	390,000	11,999,997	—	3,000	12,392,997
Christina Luconi Chief People Officer	2024	392,000	2,583,385	104,000	3,000	3,082,385
	2023	392,000	2,029,007	—	3,000	2,424,007
	2022	316,000	2,300,003	—	3,000	2,619,003
Andrew Burton Former President and Chief Operating Officer(5)	2024	430,000	8,611,042	—	3,000	9,044,042
	2023	430,000	4,470,628	—	3,000	4,903,628
	2022	369,000	8,000,001	—	3,000	8,372,001

(1)
Except as described below, this column reflects the aggregate grant date fair value for RSU and PSU awards granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. The assumptions we used in valuing RSU and PSU awards are described in Notes 2(r) and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers. The amounts for the PSUs granted in fiscal 2024 included within the total amount in the Stock Awards column reflects the grant date fair value based upon the probable outcome of the performance conditions as of the grant date. If the highest level of performance was achieved, then the aggregate grant date fair value of the PSUs granted in fiscal 2024 would have been the following: $18,227,377 for Mr. Thomas, $4,305,521 for Mr. Adams; $2,583,385 for Ms. Luconi and $8,611,042 for Mr. Burton.

(2)
The amounts reported represent the aggregate annual performance-based cash incentive earned in the applicable fiscal year pursuant to the Bonus Plan, based upon the achievement of the Corporate Performance Goals. For more information about our Bonus Plan, see “Compensation Discussion and Analysis—2024 Executive Compensation Program – Annual Performance Bonus” above.

(3)	Represents matching contributions made under the 401(k) Plan. See “Compensation Discussion and analysis—Employment Arrangements—401(k) Plan” above for further information.
(4)
This amount of the fully-vested RSUs granted to Mr. Thomas under the Bonus Plan for fiscal 2024 included within the total amount in the Stock Awards column reflects the value based upon the probable outcome of the performance conditions as of the vesting commencement date. If the highest level of performance was achieved, then the aggregate value of the fully-vested RSUs granted to Mr. Thomas under the Bonus Plan for fiscal 2024 would have been $819,000.

(5)
Mr. Burton resigned from his positions at the Company effective as of June 30, 2024. Mr. Burton’s PSUs granted in early 2024 were forfeited in their entirety upon his resignation. In addition, Mr. Burton did not receive his Bonus Plan RSU awards due to his resignation.

Grants of Plan-Based Awards
The following table shows certain information regarding grants of plan-based awards during the fiscal year ended December 31, 2024 to our named executive officers.

Name	Grant Type	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Corey Thomas	Annual RSU Grant	2/15/2024				—	—	—	75,536	4,556,332
	Annual PSU Grant	2/15/2024				75,545	151,089	302,178	—	9,113,689
	Annual Performance-Based Bonus Award(1)(2)	2/15/2024	327,600	655,200	819,000				—
Tim Adams	Annual RSU Grant	2/15/2024				—	—	—	35,689	2,152,760
	Annual PSU Grant	2/15/2024				17,845	35,689	71,378	—	2,152,761
	Annual Performance-Based Bonus Award(1)	2/15/2024	145,000	290,000	362,500				—
Christina Luconi	Annual RSU Grant	2/15/2024				—	—	—	21,414	1,291,692
	Annual PSU Grant	2/15/2024				10,707	21,414	42,828	—	1,291,692
	Annual Performance-Based Bonus Award(1)	2/15/2024	104,000	208,000	260,000				—
Andrew Burton	Annual RSU Grant	2/15/2024				—	—	—	71,378	4,305,521
	Annual PSU Grant	2/15/2024				35,689	71,378	142,756	—	4,305,521
	Annual Performance-Based Bonus Award(1)	2/15/2024							—

(1)
The amounts set forth in the “Annual Performance-Based Bonus Award” rows are as of the service inception date of February 15, 2024, which preceded the grant date of February 14, 2025, for the Bonus Plan RSUs. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2024 Executive Compensation Program – Annual Performance Bonus” above.

(2)
The amounts set forth in these columns represent the minimum, maximum and target bonus amounts for each named executive officer for the Bonus Plan as of the service inception date of February 15, 2024, and do not represent either additional or actual compensation earned by our named executive officers for the year ended December 31, 2024. Maximum amounts reported in this row under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent 125% of each named executive officer’s target bonus, which is the maximum possible amount of cash that could have been paid to the executive under our Bonus Plan. Pursuant to the Bonus Plan and each named executive officer’s election, the actual bonus awards may be paid in fully-vested restricted stock units, instead of cash. As described above, each executive earned 50% of his or her target bonus amount and, for Mr. Thomas, the Compensation Committee approved Bonus Plan RSUs on January 28, 2025, in the amount of 9,216 shares, granted effective February 14, 2025 and contingent upon the named executive officer’s continued service through such date. For more information about our Bonus Plan, see “Compensation Discussion and Analysis – 2024 Executive Compensation Program – Annual Performance Bonus” above.

(3)
The PSU awards were granted pursuant to our 2015 Equity Incentive Plan. The PSU awards had a performance period of one year and if earned, would vest in three equal installments following each of the first, second and third anniversary of the vesting commencement date, subject to the named executive officer's continuous service as of each such date. As described above, the targets for 2024 were achieved at 50%. See “Compensation Discussion and Analysis – 2024 Executive Compensation Program - Long-Term Incentive Compensation.”

(4)
The restricted stock unit awards were granted pursuant to our 2015 Equity Incentive Plan. The shares of our common stock subject to the restricted stock unit awards vest over a three-year period in 12 equal quarterly installments, with the first installment vesting on May 15, 2024, subject to the named executive officer’s continued service with us through each such vesting date. See “Compensation Discussion and Analysis – 2024 Executive Compensation Program – Equity Awards.”

(5)
The dollar amounts in this column represent the aggregate grant date fair value of each restricted stock unit award, granted or awarded to our named executive officers in 2024 on the grant date, or in the case of the Bonus Plan RSUs, the service inception date. These amounts have been calculated in accordance with ASC 718. The assumptions we used in valuing these awards are described in Notes 2(r) and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025 and do not necessarily correspond to the actual economic value recognized or that may be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2024.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Corey Thomas	2/15/2024	—	—	—	—	56,652(3)	2,279,110
	2/15/2024	—	—	—	—	75,545(4)	3,039,175
	2/15/2023	—	—	—	—	17,016(5)	684,554
	2/15/2022	—	—	—	—	25,520(6)	1,026,670
	2/2/2021	—	—	—	—	6,189(7)	248,983
	2/2/2021	—	—	—	—	5,106(8)	205,414
	1/31/2017	134,000	—	12.47	1/31/2027	—	—
	2/2/2016	200,000	—	12.98	2/2/2026	—	—
	2/4/2015	150,000	—	9.77	2/4/2025	—	—
Tim Adams	2/15/2024	—	—	—	—	26,767(3)	1,076,836
	2/15/2024	—	—	—	—	17,845(4)	717,904
	2/15/2023	—	—	—	—	27,224(5)	1,095,222
	1/3/2022	—	—	—	—	31,732(9)	1,276,578
Christina Luconi	2/15/2024	—	—	—	—	16,061(3)	646,134
	2/15/2024	—	—	—	—	10,707(4)	430,743
	2/15/2023	—	—	—	—	14,975(5)	602,444
	2/15/2022	—	—	—	—	7,337(6)	295,168
	2/2/2021	—	—	—	—	3,094(7)	124,472
	2/2/2021	—	—	—	—	1,083(8)	43,569
Andrew Burton(10)	—	—	—	—	—	—	—

(1)
All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted under our 2011 Stock Option and Grant Plan; all other option awards and all stock awards listed in the table above were granted under our 2015 Equity Incentive Plan.

(2)
All of the option awards listed in the table above and granted before our initial public offering on July 22, 2015 were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board with the assistance of a third-party valuation expert; all option awards listed in the table above and granted after our initial public offering in July 2015 were granted with a per share exercise price equal to the closing market price of our common stock on The Nasdaq Global Market on the date of grant.

(3)
The RSU award vests over a three-year period in twelve equal quarterly installments, with the first installment vesting on May 15, 2024, subject to the named executive officer's continued service with us. See “Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(4)	The PSU award vests in equal installments on each of February 15, 2025, February 15, 2026, and February 15, 2027, subject to the named executive officer’s continued service with us.
(5)
The RSU award vests over a three-year period in twelve equal quarterly installments, with the first installment vesting on May 15, 2023, subject to the named executive officer's continued service with us. See “Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(6)
The RSU award vests over a four-year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2022, subject to the named executive officer's continued service with us. See “Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(7)
The RSU award vests over a four-year period in sixteen equal quarterly installments, with the first installment vesting on May 15, 2021, subject to the named executive officer's continued service with us. See “Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(8)
The RSU award vests over a five-year period in twenty equal quarterly installments, with the first installment vesting on May 15, 2021, subject to the named executive officer's continued service with us. See “Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by our named executive officers.

(9)
The RSU award vests over a four-year period with 25% of the common stock underlying the award vesting on February 15, 2023 and 6.25% of the common stock underlying the award vesting on each quarterly anniversary thereafter, subject to Mr. Adams’ continuous service through each vesting date. See “Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to awards held by Mr. Adams.

(10)	Andrew Burton resigned effective June 30, 2024 and all unvested equity awards were forfeited.

Option Exercises and Stock Vested in Fiscal Year 2024
The following table shows the number of shares of our common stock acquired and the aggregate value realized upon the exercise of stock options for our named executive officers during the year ended December 31, 2024. In addition, the table also shows the number of shares of our common stock acquired on vesting of RSU awards granted to our named executive officers and the aggregate value realized upon such vesting during the year ended December 31, 2024.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Corey Thomas	50,000	2,165,000	93,909	4,316,151
Tim Adams	—	—	59,619	2,654,674
Christina Luconi	—	—	34,238	1,558,368
Andrew Burton	2,500	64,974	51,876	2,644,483

(1)
The value realized on exercise of the stock options is based on the difference between the closing market price of the shares of our common stock on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by our named executive officers as a result of the option exercises.

(2)
The value realized upon the vesting and settlement of RSU awards is based on the closing market price of the shares of our common stock on the date of settlement, and does not represent actual amounts received by our named executive officers as a result of the vesting of restricted stock unit awards.

Pension Benefits
None of our named executive officers participate, or have an account balance, in any qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participate in any nonqualified deferred compensation plan sponsored by us.
Employment Arrangements
Agreements with our Named Executive Officers
Below are written descriptions of our employment agreements or offer letters, as applicable, with each of our named executive officers, each of which is an at-will employee. We have also entered into agreements with Mr. Adams, Ms. Luconi and Mr. Burton providing for certain severance and change in control-related benefits, the terms of which are described below under “Potential Payments Upon Termination or Change of Control.”
Corey Thomas. We entered into an employment agreement with Mr. Thomas in January 2013 setting forth the terms of his employment and subsequently modified certain of the provisions in his agreement related to accelerated vesting of equity awards in April 2016, March 2017 and August 2023 (the “Thomas Employment Agreement”). The Thomas Employment Agreement sets forth Mr. Thomas’s annual salary, eligibility to receive annual performance bonuses pursuant to our Bonus Plan and certain severance and change in control-related payments and benefits, the terms of which are described below under “Potential Payments Upon Termination or Change of Control.”
Tim Adams. In connection with his appointment as Chief Financial Officer, effective January 3, 2022, we entered into an offer letter with Mr. Adams which was modified in August of 2023. The employment agreement sets forth Mr. Adam’s annual base salary, eligibility to receive annual performance bonuses pursuant to our Bonus Plan and the grant of an initial award of 101,540 RSUs and a $250,000 one-time sign-on bonus, repayable to us if his employment terminates under certain circumstances during his first year of employment.
Christina Luconi. We entered into an employment offer letter with Ms. Luconi in November 2011 setting forth the terms of her employment and subsequently modified certain of the provisions in her agreement related to accelerated vesting of equity awards in April 2016, March 2017 and August 2023. The employment agreement sets forth Ms. Luconi’s annual base salary and eligibility to receive annual performance bonuses pursuant to our Bonus Plan. On January 30, 2025, Ms. Luconi notified the Company of her resignation from her position. Ms. Luconi will serve as Chief People Officer until her successor is appointed. Thereafter, Ms. Luconi intends to continue to serve the Company in an advisory capacity for an additional period of six months (or as otherwise mutually agreed) to support continuity and a smooth transition.

Andrew Burton. We entered into an employment agreement with Mr. Burton in October 2016 which replaced and superseded the prior offer letter dated October 6, 2015, between us and Mr. Burton covering his role as Senior Vice President, IT Search, and subsequently modified certain of the provisions in his agreement related to severance and change in control arrangements in March 2017 and August 2023. Pursuant to the terms of his agreement, Mr. Burton served as our Chief Operating Officer, reporting to our Chief Executive Officer, and in February 2019 Mr. Burton was promoted to Chief Operating Officer and President. The employment agreement did not provide for a specified term of employment, but set forth Mr. Burton’s annual base salary and eligibility to receive annual performance bonuses pursuant to our Bonus Plan. Mr. Burton notified us of his resignation on June 4, 2024, and his resignation was effective on June 30, 2024.
Potential Payments Upon Termination or Change in Control
We have entered into post-employment compensation arrangements with each of our named executive officers.
Corey Thomas. Pursuant to the Thomas Employment Agreement, if Mr. Thomas’ employment with us ends due to his resignation for “good reason” or his termination of employment by us other than for “cause” and other than as a result of his death or disability (“Qualifying Termination”), he will be entitled to (1) continued payment of his base salary for 12 months following his termination of employment, (2) payment of premiums for continued health benefits under COBRA for up to 12 months and (3) a pro-rated portion of his target performance bonus for the year in which the termination of employment occurs; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Thomas will be entitled to (1) continued payment of his base salary for 18 months following his termination, (2) payment of premiums for continued health benefits under COBRA for up to 18 months, (3) 150% of his target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of his equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Thomas is not assumed or continued by our Company’s successor in a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Thomas’ payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his employment agreement and signing a general release of claims in our favor.
Tim Adams. Pursuant to the severance and equity award vesting acceleration agreement entered into by Mr. Adams on August 30, 2023, in the event of a Qualifying Termination, Mr. Adams will be entitled to: (1) continued payment of base salary for six months following his termination of employment and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurs within three months prior to or 12 months following a change in control of our Company, Mr. Adams will be entitled to: (1) continued payment of his base salary for 12 months following his termination of employment, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) 100% of Mr. Adams’ target performance bonus for the year in which the termination of employment occurs, and (4) accelerated vesting of all of Mr. Adams’ equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Mr. Adams is not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) shall vest upon the closing of such change in control transaction. Mr. Adams’s payments and benefits are conditioned, among other things, on his complying with his post-termination obligations set forth in his severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.
Christina Luconi. Ms. Luconi’s severance and equity award vesting acceleration agreement was effective as of December 31, 2024, and has since been updated in 2025 due to Ms. Luconi’s resignation and subsequent entry into an advisory agreement with us. Ms. Luconi entered into the severance and equity award vesting acceleration agreement on August 8, 2023, which provided that in the event of a Qualifying Termination, she was entitled to (1) continued payment of her base salary for six months following her termination of employment and (2) payment of premiums for continued health benefits under COBRA for up to six months; provided, however, if the Qualifying Termination occurred within three months prior to or 12 months following a change in control of our Company, Ms. Luconi was entitled to (1) continued payment of her base salary for 12 months following her termination, (2) payment of premiums for continued health benefits under COBRA for up to 12 months, (3) 100% of her target performance bonus for the year in which the termination of employment occurs and (4) accelerated vesting of all of her equity awards then outstanding on such date of termination of employment. In addition, in the event that any relevant equity award held by Ms. Luconi was not assumed or continued by our Company’s successor in connection with a change in control, then all of the then unvested portion of such award(s) would have vested upon the closing of such change in control transaction. Ms. Luconi’s payments and benefits were conditioned, among other things, on her complying with her post-termination obligations set forth in her severance and equity award vesting acceleration letter agreement and signing a general release of claims in our favor.
Andrew Burton. Due to Mr. Burton’s resignation effective June 30, 2024, Mr. Burton did not receive any payments in connection with a termination or change in control.
Equity Plan Terms. Each of our named executive officers, other than Mr. Burton due to his resignation and subsequent forfeiture of all equity awards, hold equity awards under the terms of our 2015 Equity Incentive Plan and, for those awards granted prior to our initial public offering, our 2011 Stock Option and Grant Plan. The terms of such plans upon a termination or change in control transaction are summarized below; please refer to the plan documents filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 for a complete description of the terms of such plans.
Under the terms of the 2015 Equity Incentive Plan and the 2011 Stock Option and Grant Plan, stock awards generally cease vesting and terminate upon the holder’s termination of service with us and options generally remain exercisable for a short period of time following the holder’s termination of service with us (generally ranging from three months to eighteen months depending on the type of termination), but in no event beyond the expiration of its original term.
In the event of certain specified significant corporate transactions, the Board (or its authorized committee) has the discretion to take any of the following actions with respect to stock awards granted under the 2015 Equity Incentive Plan:
•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our board of directors may deem appropriate or for no consideration; or
•
make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award.

We are not obligated to treat all stock awards under the 2015 Equity Incentive Plan, even those that are of the same type, in the same manner. Under the 2015 Equity Incentive Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
The Board (or its authorized committee) may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under the 2015 Equity Incentive Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets.
Under the 2011 Stock Option and Grant Plan, in the event of a sale event, the Board (or its authorized committee) has the discretion to arrange for the assumption or continuation of a stock award by the surviving or acquiring entity or for the substitution of the shares subject to the stock award for new stock awards or other awards with an equitable or proportionate adjustment as to the number and kind of shares and if appropriate, the per share exercise price, as we and the successor entity agree. In the event that a successor entity does not assume, continue or substitute stock awards, the stock awards shall terminate upon, or be forfeited immediately prior to, the effective time of the sale event. In addition to or in lieu of the foregoing, with respect to outstanding options that are exercisable or will become exercisable as a result of the sale event, the plan administrator may provide that the option must be exercised within a time period provided by the plan administrator otherwise such option shall either terminate outright at the time of the sale event or terminate in exchange for a cash payment equal to the excess of the value of the consideration payable per share of our common stock pursuant to the sale event times the number of shares subject to the stock options being cancelled over the aggregate exercise price of such vested options. If not assumed, continued or substituted, outstanding options that are not exercisable and will not become exercisable as a result of the sale event, and restricted shares and RSUs that will not become vested as a result of the sale event, will terminate or be forfeited upon the effective time of the sale event (in the event of forfeiture of restricted shares in connection with the sale event, we will repurchase such shares from the holder at a price equal to the lower of the original per share purchase price paid by the holder or the then current fair market value of the shares). If not assumed, continued or substituted, the plan administrator may make or provide for a cash payment to holders of restricted shares and RSU awards that will become vested as a result of the sale event in exchange for the cancellation of such stock awards in an amount equal to the value of the consideration payable per share of our common stock pursuant to the sale event times the number of shares subject to the stock awards that will vest.
Under the 2011 Stock Option and Grant Plan, a sale event is generally (1) our dissolution or liquidation, (2) the sale of all or substantially all of our assets, (3) consummation of a merger or consolidation after which the outstanding voting securities held by our stockholders immediately prior to the transaction represent less than a majority of the combined voting power of the outstanding voting securities of the surviving or acquiring entity after the transaction, (4) the acquisition of all or a majority of our outstanding voting stock by a person or group of persons or capital stock or (5) any other acquisition of our business, as determined by the plan administrator.
Incentive and Equity Compensation Plans
For more information on our current cash and equity incentive compensation programs and decisions regarding the grants of equity awards in 2024 for our named executive officers, see “Compensation Discussion and Analysis—2024 Executive Compensation Program—Annual Performance Bonus” and “Compensation Discussion and Analysis—2024 Executive Compensation Program—Long-Term Incentive Compensation.”
Summary of Estimated Amounts Payable upon a Termination or Change in Control
The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, including following a change in control of the Company, assuming the applicable termination event occurred on December 31, 2024.

Name	Benefit	Termination Not in Connection with a Change in Control ($)(1)	Termination in Connection with a Change in Control ($)(2)	Change in Control Where the Acquirer Refuses to Assume ($)(3)
Corey Thomas	Cash Severance Payment	526,000	784,500	—
	Lump Sum Target Bonus Payment	655,200	982,800	—
	COBRA Payments	26,838	40,257	—
	Vesting Acceleration of Outstanding Equity Awards(4)	—	7,483,906	7,483,906
	Benefit Total	1,208,038	9,291,463	7,483,906
Tim Adams	Lump Sum Cash Severance Payment	205,000	410,000	—
	Lump Sum Target Bonus Payment	—	304,500	—
	COBRA Payments	9,435	18,870	—
	Vesting Acceleration of RSUs(4)	—	4,166,541	4,166,541
	Benefit Total	214,435	4,899,911	4,166,541

Name	Benefit	Termination Not in Connection with a Change in Control ($)(1)	Termination in Connection with a Change in Control ($)(2)	Change in Control Where the Acquirer Refuses to Assume ($)(3)
Christina Luconi	Cash Severance Payment	196,000	392,000	—
	Lump Sum Target Bonus Payment	—	218,400	—
	COBRA Payments	4,479	8,958	—
	Vesting Acceleration of Outstanding Equity Awards(4)	—	2,142,529	2,142,529
	Benefit Total	200,479	2,761,887	2,142,529
Andrew Burton(5)	—	—	—	—

(1)
These benefits would be payable by us under each named executive officer’s individual agreement(s) if his or her employment is terminated without cause or if he or she resigns for good reason and such termination or resignation does not occur during the period within three months (or, with respect to Mr. Adams, within 90 days) prior to or 12 months following a change in control of the Company, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of us, assuming such termination of employment took place on December 31, 2024.

(2)
These benefits would be payable by us under each named executive officer’s individual agreement(s) if his or her employment is terminated without cause or if he or she resigns for good reason and such termination or resignation occurs during the period within three month prior to or 12 months following a change in control of the Company, subject to the respective named executive officer’s execution of an effective release and waiver of claims in favor of us, assuming such termination of employment took place on December 31, 2024.

(3)
These benefits would be payable by us under each named executive officer’s individual agreement(s) if, in connection with a change in control of the Company, an equity award shall terminate and will not be assumed or continued by the acquiring company or substituted for a similar award of the acquiring company, assuming such change in control took place on December 31, 2024.

(4)
The value of the vesting acceleration of RSUs is based on the closing market price of our common stock on December 31, 2024, which was $40.23 multiplied by the number of unvested RSU shares subject to acceleration.

(5)	Since Mr. Burton resigned from Rapid7 effective on June 30, 2024, Mr. Burton was not entitled to any payments upon his resignation.
CEO Pay Ratio
Under SEC rules, we are required to provide a reasonable estimate of the ratio of the annual total compensation of Mr. Thomas, our Chief Executive Officer, to the median of the annual total compensation of our other employees. For our last completed fiscal year, which ended December 31, 2024:
•
The median of the annual total compensation of all of our employees (other than Mr. Thomas), including employees of our consolidated subsidiaries, was approximately $134,316. This annual total compensation is calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and reflects, among other things, salary and bonus earned and aggregate “grant date fair value” of RSU awards granted during 2024.

•	Mr. Thomas’ annual total compensation for 2024, as reported in the Summary Compensation Table included in this Proxy Statement, was $14,854,209.
•	Based on the above, for fiscal 2024, the ratio of Mr. Thomas’ annual total compensation to the median of the annual total compensation of all employees was approximately 111 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology, including any material assumptions, adjustments and estimates, we used to calculate the pay ratio is described below.
•
For purposes of the pay ratio calculation, we included all of our full-time, part-time and temporary employees globally as of December 31, 2024. Our workforce consisted of 2,459 employees (including individuals employed by our consolidated subsidiaries), 1,248 of whom were U.S. employees (or approximately 51% of our total employee population as of December 31, 2024), and 1,211 of whom were located outside of the United States.

•
To identify the median employee from the employee population described above, we determined the sum of each employee's (i) annual base salary as of December 31, 2024 (calculated as annual base pay using a reasonable estimate of hours worked during 2024 for hourly employees and using annual base salary for our remaining employees), plus (ii) earned annual cash incentive bonus or commission, as applicable, for fiscal 2024, plus (iii) aggregate grant date fair value of equity awards (as determined in accordance with footnote 1 of the 2024 Summary Compensation Table) granted in fiscal 2024. Permanent employees who joined in 2024 were assumed to have worked for the entire year, and thus we annualized the pay of such new hires. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of all of our employees. Compensation paid in foreign currency was converted to U.S. dollars using a spot exchange rate on December 31, 2024. In determining the median compensated employee, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S.

•
The median employee that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our 2023 disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

Once we identified our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of Item 402(c) (2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to Mr. Thomas' annual total compensation, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The following table sets forth information regarding compensation for our principal executive officer (“PEO”) and average compensation related to our other named executive officers (“NEOs”), both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC rules, for each of 2024, 2023, 2022 and 2021. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, our Net Income and Revenue over such years in accordance with the SEC rules. Although we selected Revenue as our “most important financial performance measure” used to link “compensation actually paid” to our PEO and other NEOs to our performance for 2024, we consider ARR to be the most important performance measure for purposes of linking executive compensation to our performance. As discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, our Compensation Committee believes that utilizing the ARR metric aligns with the primary driver of revenue growth and orientation of the Company and our sales compensation around ARR. It is also the key performance measure that we use in determining the payout under our annual Bonus Plan as well as in our 2024 PSU design. However, ARR is not considered a “financial performance measure” within the meaning of the SEC’s pay versus performance rules, so we selected Revenue for purposes of the table below. For further information regarding our performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(4)	Compensation Actually Paid to PEO(4)	Average Summary Compensation Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non- PEO NEOs(5)	Company Total Share Return(6)	Peer Group Total Share Return(6)	Net Income (in thousands)(7)	Revenue (in thousands)(8)
2024(1)	$14,854,209	$7,986,685	$5,663,316	$2,868,566	$71.81	$284.38	$25,526	$844,007
2023(1)	$3,140,768	$6,142,857	$3,778,921	$7,771,595	$101.93	$212.86	$(152,815)	$777,707
2022(2)	$8,446,001	$(10,330,753)	$5,867,923	$(1,399,218)	$60.66	$129.82	$(124,717)	$685,083
2021(3)	$10,853,303	$18,283,167	$6,107,485	$9,373,883	$210.09	$199.80	$(146,334)	$535,404
2020(3)	$8,736,832	$16,594,512	$3,076,447	$6,536,814	$160.94	$157.33	$(98,849)	$411,486

(1)	For 2024 and 2023, the PEO was our CEO, Corey Thomas, and the other NEOs were Tim Adams, Andrew Burton and Christina Luconi.
(2)
For 2022, the PEO was our CEO, Corey Thomas, and the other NEOs were Tim Adams, Andrew Burton, Jeff Kalowski and Christina Luconi. Mr. Kalowski retired from his role as Chief Financial Officer effective as of January 3, 2022, and he continued to consult with the Company in an advisory capacity from January 3, 2022, through March 31, 2022, for which he received $87,692. The Average Summary Compensation Total for Non-PEO NEOs excluding Jeff Kalowski was $7,794,667, and the Average Compensation Actually Paid to Non-PEO NEOs excluding Jeff Kalowski was $(1,894,856).

(3)	For 2021 and 2020, the PEO was our CEO, Corey Thomas, and the other NEOs were Andrew Burton, Jeff Kalowski, Christina Luconi and Lee Weiner.
(4)
Amounts in these columns represent the amounts in the “Total” column for the PEO and the average amounts from the “Total” column for the other NEOs set forth in the Summary Compensation Table (“SCT”) on page 43. See the footnotes to the SCT for further detail regarding the amounts in these columns.

(5)
The amounts reported in these columns represent the amounts of “compensation actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to such individuals during the applicable year. The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

Adjustments	PEO	Non-PEO NEOs
SCT Total Compensation	$14,854,209	$5,663,316
Less: Amounts reported under the Stock Awards column of the SCT for the applicable year	(14,325,220)	(5,166,649)
Add: Fair value of awards granted during the applicable year that remain unvested as of the applicable year end, determined as of the applicable year end	8,357,420	1,340,075
Add: Change in fair value of awards granted in prior years that remain unvested as of the applicable year end, determined based on change in fair value from prior year end to applicable year	(908,129)	1,145,817
Add: Fair value of awards granted and vested in the applicable year, determined as of the vesting date	737,672	263,953
Add: Change in fair value of awards granted in prior years that vested during the applicable year, determined based on change in fair value from prior year end to the vesting date	(729,267)	(377,946)
Total compensation actually paid	$7,986,685	$2,868,566

(6)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the Nasdaq Computer Index, which is one of the peer groups used for purposes of the Stock Performance Graph set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Peer Group”).

(7)	Reflects “Net Income” for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.
(8)	Reflects “Revenue” for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.
Relationship Between “Compensation Actually Paid” and Performance Measures
We believe the “compensation actually paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “performance-based compensation” and demonstrated by the fluctuations year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our executive compensation program.
Compensation Actually Paid versus Company TSR
For the five years presented above, the “compensation actually paid” for both our PEO and Non-PEO NEOs as a group (excluding our PEO) has been aligned with the Company’s TSR. The correlation between compensation actually paid with the Company’s TSR over the period presented is because a significant portion of the “compensation actually paid” to the PEO and the Non-PEO NEOs is comprised of equity awards, the value of which is subject to change due to volatility of our stock price.
As reflected in the tables above, changes in the market price of our common stock from one measurement date to another can have a significant impact on the calculation of “compensation actually paid” to our NEOs, as determined pursuant to the SEC rule. As noted above, in the case of equity-based awards, “compensation actually paid” is calculated based on the fair value of such awards as of particular measurement dates and does not reflect compensation actually earned, realized or received by our NEOs. In particular, the price of our common stock was at a relative high point as of December 31, 2021 ($117.69) and at a relative low point as of December 30, 2022 ($33.98) resulting in a decline of almost $10 million in the fair value of stock options and RSUs held by our PEO that were outstanding and unvested on both dates, thereby resulting in a significant amount of negative “compensation actually paid” for 2022. For 2024, our stock price remained relatively constant, which is reflected in the amounts set forth in the above table.
Compensation Actually Paid versus Peer Group TSR; Company TSR versus Peer Group TSR
While there is no direct link between “compensation actually paid” to our PEO and Non-PEO NEOs and the TSR of our Peer Group, the two were generally aligned in respect of five years presented above due to the alignment between “compensation actually paid” and the Company’s TSR over the period. The Company’s TSR has generally moved in a manner consistent with the TSR of our Peer Group. However, Company TSR in 2021 exceeded that of the Nasdaq Computer Index and reflected our growth and Company performance during that period. Generally, our TSR and the TSR of our Peer Group has fluctuated over the period presented due to various factors, including but not limited to, economic instability caused by the COVID-19 pandemic and macroeconomic pressures.
Compensation Actually Paid versus Net Income
As shown in the Pay versus Performance table above, the Company’s Net Income has varied over the five-year measurement period and the changes are not proportionally correlated with the “compensation actually paid” to our PEO or Non-PEO NEOs. As such, we do not believe there is any meaningful relationship between our Net Income and compensation actually paid to our PEO or Non-PEO NEOs during the periods presented.
Compensation Actually Paid versus Revenue
As noted above, while ARR is the key performance measure that we use in determining the payout under our annual Bonus Plan we utilized Revenue for purposes of the table. For the periods presented, there is an inverse correlation between Revenue and “compensation actually paid” to our PEO or Non-PEO NEOs, largely due to the change in the value of the equity awards due to stock volatility described above and our levels of achievement against our performance goals.

Financial Performance Measures
As described in detail above under “Compensation Discussion and Analysis,” the Company’s executive compensation program consists of several compensation elements reflecting the Company’s compensation philosophy.
Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link compensation actually paid to our NEOs, for 2024, to company performance. See Appendix A for a reconciliation of the non-GAAP measures discussed herein to the most directly comparable GAAP measure.

Performance Measure	Description
ARR ($)	Annualized recurring revenue is a financial measure that we define as the annual value of all recurring revenue related to contracts in place at the end of the period.
Revenue	Revenue (determined on a consolidated basis) is a GAAP measure reported in our audited financial statements.
Non-GAAP Operating Income
Non-GAAP income from operations is a non-GAAP financial measure, which represents the GAAP income from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses, litigation-related expenses, impairment of long-lived assets and non-ordinary course restructuring expense related to our restructuring plan announced in 2023.

Free Cash Flow	Free cash flow is a non-GAAP measure defined as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs.
Adjusted EBITDA
Adjusted EBITDA is net income before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, (9) litigation-related expenses, (10) impairment of long-lived assets and (11) restructuring expense.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on the Board during the year ended December 31, 2024 by our directors who were not also our employees. Corey Thomas, our Chief Executive Officer, is also a member of the Board, but does not receive any additional compensation for his service as a director. Mr. Thomas' compensation is described under “Executive Compensation” above. No increases to compensation were approved for non-employee directors for membership on certain committees and for certain committee roles for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Michael Berry	55,000	195,163	250,163
Marc Brown	—	236,655(4)	236,655
Judy Bruner	45,000	195,163	240,163
Benjamin Holzman	43,000	195,163	238,163
J. Benjamin Nye	—	265,134(4)	265,134
Tom Schodorf	43,620	195,163	238,783
Reeny Sondhi	22,500	244,162(4)	266,662

(1)
This column reflects the aggregate grant date fair value for RSU awards granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. The assumptions we used in valuing RSU awards are described in Notes 2(r) and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025.

(2)
The table below shows the aggregate number of shares of our common stock subject to outstanding unvested RSU awards and outstanding unexercised stock option awards for each of our non-employee directors as of December 31, 2024:

Name	Stock Awards (#)	Option Awards (#)
Michael Berry	5,174	—
Marc Brown	6,274	45,063
Judy Bruner	5,174	—
Benjamin Holzman	5,174	6,384
J. Benjamin Nye	7,029	—
Tom Schodorf	5,174	33,928
Reeny Sondhi	6,473	—

(3)
Represents the grant date fair value associated with a RSU award covering the applicable shares of our common stock. The RSU award vests in full on the earlier of: (i) the date of our next annual meeting of stockholders held after June 13, 2024, or (ii) the first anniversary of June 13, 2024, in each case subject to the grantee's continued service with us through the applicable vesting date.

(4)
Represents that the director elected to receive the annual cash compensation that he or she would otherwise be entitled to under the director compensation policy in the form of additional RSUs which will vest in equal quarterly installments and will vest in full upon the earlier of: (i) the date of our next annual meeting of stockholders held after June 13, 2024 or (ii) the first anniversary of June 13, 2024, in each case subject to the grantee's continued service with us through the applicable vesting date. For this reason, Marc Brown, J. Benjamin Nye and Reeny Sondhi received 1,100, 1,855 and 1,299 RSUs, respectively.

Non-Employee Director Compensation Policy
Overview
Our directors play a critical role in guiding our strategic direction and overseeing management. The Compensation Committee reviews pay levels for our non- employee directors on an annual basis with assistance from its compensation consultant, Compensia, which prepares a comprehensive assessment of our non- employee director compensation program. Such assessment includes comparing our current director compensation against competitive market practices using the same compensation peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the Board, upon recommendation of the Compensation Committee, approves any updates to the non-employee director compensation policy.
Non-Employee Director Compensation Policy
The Board has adopted a director compensation policy for our non-employee directors, which was most recently amended by the Board in April 2023 upon the recommendation of the Compensation Committee and Compensia. In April 2024, the Committee did not recommend any further amendments to the director compensation policy.

Non-employee directors receive a combination of cash and equity compensation under this policy. The Compensation Committee periodically evaluates the compensation for non-employee directors with the assistance of Compensia, taking into consideration compensation paid by the Company’s 2024 peer group. The description below reflects the director compensation policy in place for 2024.
Cash Compensation
Under the policy, each non-employee director receives an annual board service retainer of $35,000. The Chairman of the Board receives an additional annual board service retainer of $15,000 and the lead independent director receives an additional annual board service retainer of $20,000. The chair of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual committee chair service retainers of $20,000, $15,000 and $8,000, respectively. Other members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual committee service retainers of $10,000, $6,500 and $4,000, respectively. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the Board service occurs, pro-rated for any partial quarters of service.
Reimbursement of Expenses
We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any committee of the Board in accordance with our policy.
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive RSU awards as described below under our 2015 Equity Incentive Plan.
Each non-employee director who is first elected or appointed to the Board is automatically granted an initial one-time RSU award having an aggregate grant date fair value of $400,000, which vests in three substantially equal annual installments on each of the first three anniversaries of the date of grant, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company.
In addition, each continuing non-employee director as of the date of the annual meeting is automatically, on the date of each Annual Meeting of Stockholders, granted a RSU award having an aggregate grant date fair value of $200,000, which vests in full on the earlier of the first anniversary of such grant date or the date of the next annual stockholders’ meeting, provided that the applicable non-employee director is, as of such vesting date, then a director of our Company. Any such annual award shall be pro-rated for a non-employee director who has served on the Board for less than one full year at the time of grant.
Any equity awards granted to a non-employee director pursuant to this policy that are subject to vesting will become fully-vested upon a change in control of the Company as long as such director is providing continuous service as of the date of such change in control. The number of shares of stock that may be subject to any equity awards granted to a non-employee director pursuant to this policy shall be calculated based on the 30-trading day average price of the Company’s common stock through and including the date of the grant.
Election to Receive Annual Cash Compensation in RSUs
Effective as of October 27, 2022, a non-employee director may elect to receive the annual cash compensation that he or she would otherwise be entitled to under the director compensation policy in the form of additional RSUs by submitting to the Company an election on such form as specified by the Company from time to time. If the non-employee director makes such an election, on the date of the Annual Meeting of Stockholders, the non-employee director will automatically be granted an award of RSUs under our 2015 Equity Incentive Plan equal to an aggregate grant date fair market value of the non-employee director’s expected annual cash compensation pursuant to the non-employee director compensation policy for the upcoming year of service, without any further action by the Board. To be valid, the election shall be made in accordance with the practices and procedural requirements (including as to timing of elections) determined by the Compensation Committee from time to time, in its sole discretion.
The RSUs issued in lieu of cash compensation will vest in equal quarterly installments and will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next Annual Meeting of Stockholders, provided that the applicable non-employee director is providing continuous service as of such vesting date; provided, however, that if a non-employee director’s service terminates for any reason prior to the applicable vesting date, such non-employee director shall vest in the RSUs granted in lieu of annual cash compensation on a prorated basis for the quarter in which his or her service terminated.
Director Compensation Limits
Director compensation limits that are in place may not be increased without shareholder approval. Under the terms of the 2015 Equity Incentive Plan, non-employee directors may not receive in one calendar year more than (i) 55,000 shares of our common stock or (ii) such number of shares of our common stock that has a total value on the grant date equal to $750,000, whichever is greater.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2011 Stock Option and Grant Plan	150,400	$9.77	—(2)
2015 Equity Incentive Plan	3,285,473	$13.29	5,988,699(3)
2015 Employee Stock Purchase Plan	—(4)	—	3,076,461(5)
Equity compensation plans not approved by security holders(6)	0	0	129,617
Total	3,435,873	$12.38	9,194,777

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, which have no exercise price.
(2)	No further grants were made under the 2011 Stock Option and Grant Plan after the completion of our initial public offering on July 22, 2015.
(3)
The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2016, and continuing through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Pursuant to the terms of the 2015 Equity Incentive Plan, an additional 2,539,878 shares were added to the number of available shares effective January 1, 2025.

(4)
Does not include purchase rights accruing under the 2015 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.

(5)
The number of shares of our common stock reserved for issuance under the 2015 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 1,000,000 shares of our common stock or (iii) a lesser number of shares determined by the Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan, an additional 634,969 shares were added to the number of available shares effective January 1, 2025.

(6)
On October 8, 2015, our Compensation Committee adopted amendments to the 2015 Equity Incentive Plan to provide for the issuance of up to 1,500,000 shares of our common stock as “inducement awards” in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, which we refer to as the “Inducement Award Subplan.” The Inducement Award Subplan was adopted without stockholder approval in reliance on the exception for “inducement awards” provided by Rule 5635(c)(4) of the Nasdaq Listing Rules.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transaction Policy and Procedures
We have a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related-person transactions.
For purposes of our policy only, a related-person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. In addition, a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship shall not be considered a related-person transaction under our policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related-person transaction, including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.
In considering related-person transactions, the Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the availability of other sources for comparable services or products and (d) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
Except as described below, there have been no transactions since January 1, 2024 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Rapid7, Inc., Attn: Corporate Secretary, 120 Causeway Street, Boston, Massachusetts 02114 or call us at 1-617-247-1717. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Peter Kaes
General Counsel and Corporate Secretary

April 24, 2025
A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, is available without charge upon written request to: Rapid7, Inc., Attn: Corporate Secretary, 120 Causeway Street, Boston, Massachusetts, 02114.

APPENDIX A

Reconciliation of Non-GAAP Financial Measures
In this Proxy Statement, we provide Non-GAAP Operating Income, which is a non-GAAP financial measure that represents GAAP income from operations, excluding stock-based compensation expense, amortization of acquired intangible assets and certain other items, such as acquisition-related expenses, and litigation-related expenses. The following table reconciles GAAP income from operations to Non-GAAP Operating Income for each of the periods indicated:

	Year Ended December 31,
	2024	2023	2022
	(in thousands)
GAAP income from operations	$35,035	$(84,288)	$(111,614)
Stock-based compensation expense(1)	107,961	111,636	119,902
Amortization of acquired intangible assets	19,951	21,499	21,983
Acquisition-related expenses	751	363	—
Litigation-related expenses	—	—	115
Impairment of long-lived assets	—	30,784	—
Restructuring expense	(190)	22,227	—
Non-GAAP Operating Income	$163,508	$102,221	$30,386

(1)
Updated from our 2023 proxy statement to adjust for an immaterial error. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Practices—2024 Accounting Restatement” for more information.

Free Cash Flow is a non-GAAP measure defined as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. The following table reconciles cash provided by operating activities to Free Cash Flow for each of the periods indicated:

	Year Ended December 31,
	2024	2023	2022
	(in thousands)
Cash provided by operating activities	$171,670	$104,278	$78,204
Less: Purchases of property and equipment	(3,425)	(4,366)	(20,382)
Less: Capitalized internal-use software costs	(14,162)	(15,878)	(17,145)
Free Cash Flow	$154,083	$84,034	$40,677

A-1

RAPID7, INC.
120 CAUSEWAY STREET
SUITE 400
BOSTON, MA 02114

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RPD2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68019-P28336

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAPID7, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

1. Election of Directors

Nominees:

01) Michael Berry
02) Marc Brown
03) Judy Bruner
04) Michael Burns
05) Kevin Galligan
06) Benjamin Holzman
07) Wael Mohamed
08) J. Benjamin Nye
09) Tom Schodorf
10) Reeny Sondhi
11) Corey Thomas

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The Board of Directors recommends you vote FOR Proposals 2 and 3 and in favor of 1 YEAR for Proposal 4.

5. In their discretion, upon such other matters that may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, in favor of "1 YEAR" for Proposal 4, and no recommendation on Proposal 5**. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V68020-P28336

RAPID7, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2025

The stockholder(s) hereby appoint(s) Corey Thomas and Tim Adams, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rapid7, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 A.M., Eastern Time on June 11, 2025, via the internet at www.virtualshareholdermeeting.com/RPD2025, and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, FOR 1 YEAR AS THE PREFERRED FREQUENCY OF ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION IN PROPOSAL 4, AND NO RECOMMENDATION ON PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE